As filed with the Securities and Exchange Commission on March 16, 2005;

File Number 333-120068

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Pre-Effective Amendment Number Four to

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARTNERS FINANCIAL CORPORATION

(Name of small business issuer in its charter)

Florida	6035	20-1566911
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer incorporation No)

1575 Pine Ridge Road

Suite 15

Naples, Florida 34109

(239) 434-2069

(Address and telephone number of principal executive offices)

James S. Weaver

President and Chief Executive Officer

1575 Pine Ridge Road

Suite 15

Naples, Florida 34109

(239) 434-2069

(Name, address and telephone number of agent for service)

Copies Requested to:

A. George Igler, Esq. Or Richard L. Pearlman, Esq.

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

(850) 878-2411

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)		Proposed maximum aggregate offering price (3)		Amount of registration fee
Common stock Warrants to purchase common stock	3,000,000 shares 1,500,000 warrants	$ $	10.00 0.00	$ $	30,000,000 0	$ $	3,801.00 0.00

(1)	Up to 1,500,000 units composed of one share of common stock and one warrant to purchase one share of common stock. The registered shares represent the shares in the units, as well as the shares to be issued upon exercise of the warrants. Units will not be issued or certificated. Shares and warrants will be issued and certificated separately.
(2)	The securities offered hereby will be sold on a best-efforts basis by certain of our directors and executive officers and no commissions will be paid on sales.
(3)	Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of units offered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

[Company Logo]	PROSPECTUS

Partners Financial Corporation is offering for sale, in an initial public offering, up to 1,500,000 units. Units will contain both common stock and warrants to purchase common stock. The minimum subscription in this offering is 1,000 units and except for our directors, no subscriber is permitted to purchase units representing 5% or more of the outstanding shares after the offering.

See “ Risk Factors” beginning on page 5 for a discussion of certain risks that should be carefully considered by prospective investors.

Our organizers and executive officers intend to purchase at least 315,000 units. At the conclusion of the offering, these insiders will own at least 315,000 shares of common stock and 315,000 warrants. Prior to the exercise of any warrants, the organizers’ and executive officers’ holdings will represent between 31.5% and 21.0% of our outstanding common stock. Assuming only these individuals exercise their warrants, their total holdings will represent between 47.9% and 34.7% of our outstanding common stock.

We intend to be a thrift holding company and our primary activity to this date has been organizing Partners Bank (In Organization), which we intend to operate as a community thrift in Naples, Florida. We will not be able to commence our business operations until we receive approvals of our regulatory applications from both the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

Certain of our directors and executive officers will sell the units on a best-efforts basis and we will not pay any commissions on any sales. If we do not receive subscriptions for a minimum of 1,000,000 units and meet other offering conditions by May 17, 2005, the entire offering will be terminated, unless extended without notice by the Board, until no later than September 14, 2005. In the event we terminate the offering for any reason, fail to obtain final regulatory consent to commence operations or fail to actually commence our operations, we will return all subscription funds received from subscribers other than funds received from our organizing directors.

There is no established market for our common stock or warrants, and we do not expect one to develop after the offering.

The securities we are offering are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Subscription Price	Estimated Fees and Underwriting Expenses	Proceeds to the Company(1)
Per unit	$10.00	$0	$10.00
Minimum Offering	$10,000,000	$0	$10,000,000
Maximum Offering	$15,000,000	$0	$15,000,000

(1)	Before deducting offering expenses estimated to be $75,000, including registration fees, legal and accounting fees, printing and other miscellaneous expenses.

The date of this prospectus is March 16, 2005

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus. Prospective purchasers are urged to read the entire prospectus carefully.

Partners Financial Corporation was incorporated under the laws of the State of Florida on February 11, 2004, for the purpose of operating as a unitary savings and loan holding company pursuant to the Home Owners Loan Act. We intend to use the net proceeds of this offering to purchase 100% of the common stock to be issued by Partners Bank (In Organization), to redeem preferred stock which has been issued to our organizers to fund organizational expenses, and for other corporate purposes. We have not commenced business operations, and will not do so until this offering has been completed and we have obtained the requisite approvals of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

To obtain these approvals, we have filed both a charter application with the OTS and an application for deposit insurance with the FDIC on behalf of Partners Bank. We have also filed an application with the OTS to become the parent holding company for Partners Bank. Both regulatory agencies have accepted these applications for processing. The processing of these applications involves a detailed review of our business plan, our financial projections, and the qualifications of our executive officers and directors, but not any recommendation or approval of our offering. The FDIC has declared our application complete and conducted a field examination of Partners Bank. We have received requests for additional information from the OTS and we are promptly responding to them. After we have provided the OTS with any final requested information, it will declare our applications complete. If the applications, supporting materials and results of the field examination meet the applicable statutory standards, the agencies will issue orders of approval of our applications, which will be subject to certain conditions. Upon our evidencing compliance with the conditions in the approval orders, the OTS will issue Partners Bank its charter, the FDIC will insure Partners Bank’s deposits and the OTS will permit us to become Partners Bank’s parent holding company by acquiring all of the common stock of Partners Bank.

Our corporate and banking offices will be located in Naples, Collier County, Florida. Partners Bank will operate as a full-service savings bank with its primary emphasis upon high quality service directed at meeting the financial needs of the individuals and businesses residing and located in and around Naples, Florida. It is anticipated that Partners Bank will commence business operations sometime during the second quarter of 2005, or as soon thereafter as practicable.

There is presently no market for our securities and we do not anticipate one developing after the offering. We do not intend to apply to list our securities on any stock exchange, market system, or the Over-the-Counter Bulletin Board System. Nor do we intend to recruit any market makers to make a market in our securities. Therefore, it may be difficult for you to sell your securities, as only an informal market between buyers and sellers is likely to develop.

Contact Information

Our Contact People are:	James S. Weaver, President and CEO
John G. Wolf, Chairman of the Board
John V. Hoey, III, Director
Our Mailing Address is:	P.O. Box 8426
Naples, Florida 34101
Our Telephone Numbers are:	(239) 434-2069
(239) 434-2088

The Offering

Securities offered	1,500,000 units consisting of one share of common stock and one warrant to purchase one share of common stock. We require a minimum of 1,000,000 units to be sold and have set a maximum of 1,500,000 units to be sold in this offering.

Price	$10.00 per unit.

Terms of warrants	Units will contain one warrant for every one share purchased. Each warrant will entitle the holder thereof to purchase one share of additional common stock for $10.00 per share during the three-year period following Partners Bank opening for business. The Board may extend the term of the warrants for up to an additional six months and may call them upon 30 days notice after the bank has been open for at least one year or upon a regulatory capital call.

Purchase limitations	Except for our directors, who have no maximum purchase limitations, subscribers will be required to purchase a minimum of 1,000 units and will not be permitted to purchase units which would result in them owning 5% or more of our common stock outstanding after the offering.

Best efforts offering	No brokerage commission will be paid in connection with the offering, as no underwriter or broker has been retained. Units will be offered through certain of our executive officers and directors who will receive no compensation for such sales. Units are being offered on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the securities offered.

Escrow account

We have established an escrow account with a third party financial institution and will deposit all accepted subscription funds into this account. The escrow agent will release the subscription funds deposited by our organizing directors to us when at least $10,000,000 in subscription funds have been deposited into the escrow account by subscribers. The escrow agent will release the subscription funds deposited by all other investors to us when we have met all of the conditions of the escrow agreement.

Those conditions are: receipt of at least $10,000,000 in subscription funds, our having received orders of approval of Partners Bank’s applications from the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, and our receiving authorization from the OTS to open the bank.

Should we fail to fulfill any or all of these conditions, or fail to open Partners Bank for any reason, we will return all subscription funds deposited by subscribers other than the subscription funds of our organizing directors, as described in “Terms of Offering” beginning on page 8.

Risk factors	Before investing, you should carefully consider the “Risk Factors” beginning on page 5.

Use of Proceeds

We will use the proceeds of the offering:

•	to purchase 100% of the to-be-issued capital stock of Partners Bank;

•	to provide working capital for Partners Bank to commence its business operations (including officers’ and employees’ salaries);

•	to redeem the preferred stock issued to our organizers to pay expenses in connection with our formation, the organization of Partners Bank, and this offering;

•	to retire any outstanding balance on our line of credit; and

•	for other corporate purposes.

Proceeds not used to purchase Partners Bank stock will be used to fund future capital requirements of the bank, as well as for other permissible investments for thrift holding companies, including the possible acquisition of other financial institutions.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks below and other information in this prospectus before deciding to invest in our securities.

We have incurred capital losses since we incorporated and we are likely to continue to incur losses in the future.

We expect to incur significant losses before we are able to open for business. We are unable to predict at what point we may become profitable, if ever. There is a risk that we may never become profitable.

Our primary asset will be Partners Bank, and our profitability will be dependent upon its successful operation. Although we anticipate that we will open the bank before the end of the second quarter of 2005, we can offer no assurance as to when, if at all, this will occur. Any delay in the opening of the bank will increase our preopening expenses and postpone our realization of potential revenues. Such a delay would cause our accumulated deficit to increase as a result of continuing operating expenses, including lease payments, salaries and other administrative expenses. We will incur substantial expenses operating the bank, and can offer no assurance that we will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

Our securities have no trading market and one may never develop, which will limit your ability to sell your securities.

Presently there is no established market for our securities. Furthermore, we do not intend to list our securities on a national securities exchange or to qualify such common stock for quotation on NASDAQ. Therefore, there will not be a liquid market for such securities. You may find it difficult or impossible to liquidate your investment at a time when you may desire to do so. You may, therefore, be required to bear the economic risks of this investment for an indefinite period of time. In addition, there can be no assurance that an established public market will develop for such securities upon completion of this offering or that substantial trading activity in the shares will occur for several years, if at all.

The offering price may exceed the fair market value of our shares which would cause an immediate decrease in the value of your investment.

Prior to the offering, there has been no active trading market in our common stock. The offering price bears no relationship to the amount of our assets, book value, shareholders’ equity or other typical criteria of value, and may exceed the fair market value of our shares and the price at which shares may be sold after the offering. Consequently, you may lose a portion of your investment simply as a result of our inaccurate determination of the offering price.

We have no operating history.

We have recently formed Partners Financial Corporation and do not have any prior operating history. We will not have any initial business activities other than purchasing property for our corporate headquarters, completing the organization of Partners Bank, working to become a unitary savings and loan holding company and investing the proceeds of the offering. It is expected that we may incur operating losses during our initial years of operation, and may not achieve significant profitability for some time, if at all. No assurance can be given as to our long-term profitability. In addition to the possibility that we may fail to receive final regulatory approval in connection with the formation of Partners Bank, our business is subject to the risks inherent in the establishment of any new business enterprise. Because of our lack of operating history, you do not have access to the type and amount of information that would be available to a purchaser of the securities of a financial institution or holding company with an operating history.

We may need to raise additional capital, which could dilute your ownership interest if the sale is at a price less than the price per share in the offering.

We may need to raise additional capital in the future to support our business, expand our operations, or maintain minimum capital levels required by our bank regulatory agencies. If we do sell additional shares of common stock to raise capital, we may sell shares at a price less than the price in this offering, which would dilute your ownership interest. Such dilution could be substantial.

Your investment will suffer immediate dilution and may be further diluted upon the exercise of warrants.

Because our available capital will be reduced by the amounts needed to redeem our preferred stock, repay our line of credit, pay our start-up costs and satisfy any claims of our creditors, the book value of your investment will be immediately diluted. Based on the minimum offering of 1,000,000 units, we estimate that the book value of each share of stock will be $9.45 after payment of these items.

Furthermore, we may issue between 1,000,000 and 1,500,000 shares upon the exercise of warrants to be issued in this offering. Shareholders who do not exercise their warrants may suffer a dilution of the book value of their investment if other shareholders exercise their warrants and the book value of the shares is greater than the $10.00 exercise price at the time of exercise. In addition, an individual shareholder’s percentage of ownership may also be diluted if the shareholder fails to exercise his or her warrants and other shareholders exercise their warrants.

Stock option or additional warrant plans may also dilute your investment and increase our expenses.

Your investments may also be diluted by the exercise of stock options or additional warrants granted if we adopt employee or director benefit plans as described in “Director Compensation” and Executive Compensation” beginning on page 18. Similar to the dilution you may experience due to our warrants issued in this offering, this dilution could be applicable to both the book value of your shares if the exercise price of an option is less than the book value of the shares to be issued. Also, upon the exercise of any options, other shareholders’ percentage of ownership will decrease.

In addition, due to recent changes in accounting standards, corporations will soon be required to record expenses upon the grant of stock options. This will increase our compensation expense and, therefore, reduce the amounts which may become available for dividends.

Our executive officers and directors will have substantial control over Partners Financial Corporation after the offering, which could delay or prevent a change of control favored by our other shareholders.

Our executive officers and directors, if acting together, may be able to significantly influence all matters requiring approval by our shareholders, including election of directors and the approval of mergers or other business combination transactions. Our executive officers and directors have expressed their intent to purchase 315,000 units, representing approximately 21.0% of the total number of shares outstanding, based on 1,500,000 shares outstanding (excluding warrants) after the offering is completed.

The interest of these shareholders may differ from the interests of other shareholders and these shareholders, acting together, will be able to influence significantly all matters requiring approval by shareholders. As a result, our executive officers and directors could approve or cause us to take actions of which you disapprove or that may be contrary to your interests and those of other investors.

Certain provisions of Florida law may discourage or prevent a takeover of Partners Financial Corporation and result in a lower market price for our common stock.

Florida law, as well as certain federal regulations, contain anti-takeover provisions that apply to us. These provisions could discourage potential buyers from seeking to acquire us in the future, even though certain shareholders may wish to participate in such a transaction. These provisions could also adversely affect the market price of our common stock.

We may not succeed in implementing our business strategy.

We may not be able to effectively manage the expansion of our operations, or achieve the rapid execution necessary to achieve profitability. We may not succeed in implementing our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. If we are unable to manage growth effectively, or to otherwise implement our business strategy, our business and the value of your investment could be materially adversely affected.

If we cannot attract quality loans and deposits, we will not be able to grow.

Our ability to increase our assets depends in large part on our ability to attract additional deposits at competitive rates. Furthermore, we must be able to attract quality loans to fund with our deposits.

We may not be able to compete with our competitors for larger customers, because our lending limits will be lower than theirs.

As a start-up financial institution, our lending limits will be significantly less than those of many of our competitors. This may adversely affect our ability to establish loan relationships with larger businesses in our primary market.

Some of our borrowers may not repay their loans, and losses from loan defaults may exceed the allowance we establish for that purpose, which may have an adverse affect on our earnings.

Some borrowers may not repay loans that we make to them. If a significant number of loans are not repaid, it will have an adverse affect on our earnings and overall financial condition. The determination of an appropriate level of loan loss allowance is an inherently difficult process and is based on numerous assumptions. As a result, our allowance for loan losses may not be adequate to cover actual losses, and future provision for loan losses may adversely affect our earnings.

If adverse economic conditions in our target market exist for a prolonged period, our financial results could be adversely affected.

A prolonged economic downturn or recession in our target market would result in operating losses, impaired liquidity and the erosion of capital. A variety of factors could cause such an economic dislocation or recession, including adverse developments in the industries in this area, such as tourism, or natural disasters such as hurricanes and floods, which are more likely to occur in coastal communities such as Collier County, Florida.

If real estate values in our target market decline, our loan portfolio would be impaired.

A significant portion of our loan portfolio will likely consist of mortgages secured by real estate located in our market area. If real estate prices decline in the market, the value of the real estate collateral securing our loans could be reduced. Such a reduction in the value of our collateral could increase the number of non-performing loans and adversely affect our financial performance and the value of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance after the offering. Also, when we use any of the words “believes,” “expects,” “anticipates,” “intends,” “may,” or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results, and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include:

•	Legal and regulatory risks and uncertainties;

•	Economic, political and competitive forces affecting us; and

•	The risk that our analysis of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

You should also recognize that all forward-looking statements are necessarily speculative and speak only as of the date made. You should also recognize that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

TERMS OF OFFERING

General

We are conducting an offering of our securities to residents of Florida, Connecticut, Illinois, Massachusetts, Michigan, Missouri, Minnesota and Wisconsin, and may offer units in other states where an exemption from state registration is available to us. Units will each contain one warrant for every share purchased. We will sell a minimum of 1,000,000 units and a maximum of 1,500,000 units. We also have the right to increase the maximum size of the offering by 20% pursuant to Securities and Exchange Commission Rule 462.

We reserve the right to accept or reject all subscriptions, in whole or in part. Our Board of Directors will review each subscription and determine whether, and to what extent, to accept it. No investor will be permitted to purchase less than 1,000 units. Furthermore, no investor, other than our directors, will be permitted to purchase units which would result in them owning 5% or more of our shares outstanding after the offering. These limits are applicable to individual investors together with their related interests, such as owned businesses, trusts and spouses. Other than subscriptions in excess of the maximum purchase, we have no specific intention of rejecting any subscription. In no instance will any of our directors or officers receive any discount of the purchase price of our securities in the offering.

During the offering, all subscription funds will be placed in an escrow account with the Independent Bankers’ Bank of Florida acting as escrow agent. Upon receiving accepted subscriptions for the minimum offering amount of 1,000,000 units, the escrow agent will disburse the subscription funds deposited by our organizing directors to us and we will issue them our securities. Upon meeting the other conditions of the offering described below, the escrow agent will disburse the accepted subscription funds to us and we will issue securities to our other subscribers.

Furthermore, if we do not meet the conditions of the offering or if we otherwise fail to open Partners Bank for business, we will refund to investors other than our organizing directors, all of the subscription funds, along with any earned interest. We will distribute whatever other funds we have remaining after expenses to our organizing directors in proportion to the number of shares for which they had subscribed. This means that our directors’ funds will be at risk and will be used to fund our organizational and pre-opening expenses prior to Partners Bank opening for business. Other investors’ funds, however, will remain in escrow until the Office of Thrift Supervision authorizes Partners Bank to open.

In addition, we reserve the right to cancel this offering at any time prior to the time we withdraw funds deposited by outside investors from the escrow account, for any reason whatsoever.

The Offering

The offering will be open until May 17, 2005 (unless extended without notice by our Board), until 1,500,000 units are sold, or until the Board decides to terminate the offering. We must sell a minimum of 1,000,000 units in this offering. Our Board will have the right to extend the offering for up to a total of 120 additional days past May 17, 2005, which will be September 14, 2005. We are offering units of our securities at $10.00 per unit. We require a minimum purchase of 1,000 units. Units will each contain one warrant for every share purchased. The exercise price of the warrants will remain $10.00 during their term, regardless of any fluctuation in the price of our stock or any sales of our stock at a higher or lower price.

The warrants will be exercisable for the three-year period immediately following Partners Bank’s opening for business. We will only accept exercised warrants from residents of those states where we have registered our securities or an exemption from registration is available to us. Our Board of Directors, however, may call the warrants upon a regulatory capital call, or upon 30 days notice after Partners Bank has been open for one year. In addition, the Board may extend the term of the warrants for up to six additional months.

No Established Market and Determination of Offering Price

Prior to this offering, there have been no shares of our common stock issued and therefore there has been no established public market for, or trades of, our securities. There can be no assurance that an established market will develop after the offering. We do not expect to take any steps in the foreseeable future to facilitate trading of our securities on the Over-the-Counter Bulletin Board, the “Pink Sheets” or on any other market system or stock exchange.

The offering price has been arbitrarily determined and is not a reflection of Partners Financial Corporation’s book value, net worth or any other such recognized criteria of value. In determining the offering price of the units and common stock, the capital requirements of the banking regulators and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for our securities, the post-offering market prices will equal or exceed the initial offering prices.

Continuous Offering

We intend to offer our common stock pursuant to Securities and Exchange Commission Rule 415, to warrant holders on a continuous basis until 36 months following the date Partners Bank commences operations, unless the warrants are called or their terms are extended, as described elsewhere in this prospectus. During this period, we will issue stock upon receipt of exercised warrants and the exercise funds. We will only accept exercised warrants from residents of those states where we have previously registered our securities or an exemption from registration is available to us.

Conditions of the Offering

The offering is expressly conditioned upon fulfillment of the following conditions on or prior to the offering expiration date. The offering conditions, applicable to subscriptions from investors other than our organizing directors which may not be waived, are:

•	Not less than $10,000,000 shall have been accepted by us and deposited with the escrow agent by the end of the offering;

•	Partners Bank shall have received orders of approval, with conditions, from the Office of Thrift Supervision to charter the bank and from the Federal Deposit Insurance Corporation for the issuance of deposit insurance to the bank;

•	Partners Bank shall have received authorization from the Office of Thrift Supervision to open for business; and

•	We shall not have canceled this offering prior to the time funds are withdrawn from the escrow account.

Subscriptions from our organizing directors and their related interests are only subject to the first listed condition: receipt of $10,000,000 in subscription funds.

Escrow of Subscription Funds

Until the applicable offering conditions have been met, all subscription funds and documents tendered by prospective investors will be placed in an escrow account with the Independent Bankers’ Bank of Florida serving as escrow agent, pursuant to the terms of our escrow agreement. If the minimum offering condition is met, the escrow agent will release to us the subscription funds of our organizing directors and their related interests. If all of the other offering conditions are met, we will certify such fact to the escrow agent and the escrow agent will release to us the remaining subscription funds, and any earned income.

Pending disposition of the escrow account, the escrow agent is authorized, upon our instructions, to invest subscription funds in direct obligations of the United States Government or in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. No assurance can be given that the subscription funds can or will be invested at the highest rate of return available or that any income will be realized from the investment of the subscription funds.

In the event the offering conditions are not met by the final expiration date, the escrow agent shall promptly return to the subscribers their subscription funds, together with their share of any income earned on the investment of the funds held in the escrow account. Each subscriber’s proportionate share of any escrow account earnings shall be that fraction: (i) the numerator of which is the dollar amount of such subscriber’s tendered subscription multiplied by the number of days between the acceptance of the investor’s subscription and the termination of the offering, inclusive; and (ii) the denominator of which is the aggregate of all subscribers’ numerators, defined in (i).

The Independent Bankers’ Bank of Florida, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our securities.

Regulatory Approval Required

Before Partners Bank may open, we must obtain approval of our charter application and our application to become a holding company from the Office of Thrift Supervision, as well as approval of our application for deposit insurance from the Federal Deposit Insurance Corpora-tion. Neither agency’s approval, however, constitutes an endorsement of, or recommendation regarding, our offering. As of the date of this prospectus, the applications have been filed with the OTS and the FDIC and the FDIC has declared our application complete. Although we anticipate that the OTS and FDIC will issue orders of approval of our applications during the second quarter of 2005, it is possible that we will fail to obtain approval, or that the approval may not be granted by that date. We anticipate that the OTS will impose certain conditions with its approvals. Some of the conditions usually imposed by the OTS on new savings banks are:

•	The bank must operate within the parameters of its business plan filed with its application. The bank will be required to submit any proposed major deviations or material changes from the business plan for the prior, written non-objection of the Southeast Regional Director.

•	The bank must submit annual independent audit reports to the Southeast Regional Director for its first three years of operations.

•	At least 40 percent of the bank’s Board of Directors must be individuals who are not officers or employees of the bank or its holding company or who have otherwise been determined by the Southeast Regional Director to lack sufficient independence.

•	Within the first year of the bank’s operation, or a longer period as determined, the proposed appointment of any permanent executive officers or directors of the bank will be subject to the prior review and non-objection of the Southeast Regional Director.

Failure of Partners Bank to Commence Operations

The OTS requires that a new federal savings bank open for business within 12 months after receipt of an order of approval. The organizers anticipate that Partners Bank will open for business sometime in the second quarter of 2005. Because final issuance of the bank’s charter will be conditioned on, among other things, our raising funds to capitalize the bank at $9,000,000, we expect to issue the shares of stock shortly before we open for business. In the event that we issue the shares of common stock and the bank does not commence operations, we will promptly return to subscribers, other than our organizing directors and their related interests, their subscription funds and interest earned thereon. Our organizing directors and their related interests will receive whatever funds we have remaining after expenses, in proportion to the amount of their subscriptions.

Once we issue the shares of common stock, the offering proceeds may be considered part of our general corporate funds and thus may be subject to the claims of our creditors, including claims against us that may arise out of the actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering prior to the bank’s commencement of banking operations. If such an attachment occurs and it becomes necessary to return the subscription funds to outside shareholders because of failure to open for business, the payment process might be delayed but the payment to shareholders will not be further reduced by the amount of any payments to creditors, as our organizers will personally contribute funds necessary for such refunds.

Plan of Distribution and How to Subscribe

We may cancel this offering for any reason at any time prior to the release of our outside investors’ subscription funds from the escrow account, and accepted subscriptions are subject to cancellation in the event that we elect to cancel the offering in its entirety. Our Board of Directors has the right, in its sole discretion, to reject any subscription, in whole or in part. Other than subscriptions which would result in a shareholder owning 5% or more of our outstanding common stock after the offering, we have no specific intention to reject any subscription or the subscription of any type of investor.

Units will be marketed on a best-efforts basis exclusively through certain of our directors and executive officers, none of whom will receive any commissions or other form of remuneration based on the sale of our securities. We believe our officers and directors are not brokers (as defined by federal securities laws), because they qualify for an exemption under Securities and Exchange Commission Rule 3a4-1.

In the event that the offering conditions have not been satisfied by May 1, 2005, we may engage an underwriter or sales agent to sell units on a best-efforts basis and such underwriter or sales agent would receive a commission based upon such sales. It is anticipated that commissions paid to an underwriter or sales agent, if retained, will not exceed 7% of the $10.00 per unit sales price and that other expenses of such underwriting will not exceed an aggregate of $10,000. We do not anticipate having to retain an underwriter or sales agent in this offering.

As soon as practicable, but no more than 20 business days after receipt of a subscription, our Board will accept or reject such subscription. Subscriptions not rejected within this 20 business day period shall be deemed accepted. Once a subscription is accepted, it cannot be withdrawn by the subscriber. Payment from any subscriber for units in excess of the amount of securities allocated to such subscriber, if any, will be refunded by mail, without interest, within 20 business days of the date of rejection.

Certificates representing shares of common stock and warrants, duly authorized and fully paid, will be issued as soon as practicable after funds are released to us from the escrow account.

Subscriptions to purchase units can be made by completing the Order Form enclosed with this prospectus and delivering one to P.O. Box 8426, Naples, Florida 34101. Full payment of the purchase price must accompany any subscription. Failure to pay the full subscription price shall entitle us to reject the subscription. No Order Form is binding until accepted by us. In our sole discretion, we may refuse to accept any subscription in whole or in part, for any reason whatsoever. After a subscription is accepted, we may not cancel the subscription unless all accepted subscriptions are cancelled. All subscription amounts must be paid in United States currency by check, bank draft or money order payable to: Independent Bankers’ Bank of Florida, Escrow Agent for Partners Financial Corporation.

USE OF PROCEEDS

We intend to contribute at least $9,000,000 of the proceeds of the offering in cash to Partners Bank, and retain the remainder of the net proceeds of the offering for improvement of our premises, for general corporate purposes and for future contributions to the bank.

In order to provide funds for the payment of our initial organizational, pre-opening and other expenses, our organizers initially advanced $130,000 to Partners Financial Corporation. In October 2004, our obligation to repay these advances was extinguished in exchange for the issuance of 1,300 shares of redeemable preferred stock. On January 26, 2005, we sold an additional 650 shares of preferred stock to our directors for an aggregate price of $65,000. The preferred stock is redeemable at our option for $100 per share at any time and does not mandate the payment of any dividends, but will have a distribution preference above common stock in the event of a dissolution of Partners Financial Corporation which occurs after the bank opens for business, but before we redeem the preferred stock.

We have also obtained a $500,000 unsecured line of credit from the Independent Bankers’ Bank of Florida, primarily to purchase the site of our permanent facility and computer systems. This line of credit is guaranteed by each of our non-employee directors. As of December 31, 2004, we have drawn $201,000 on this line of credit to purchase the site of our permanent facility and a key software system. A portion of the proceeds of the offering will be used to redeem the preferred stock and repay any draws on the line of credit.

A portion of the proceeds will be retained by Partners Financial Corporation for general corporate purposes and to fund any additional capital needs of Partners Bank. Since savings banks are regulated with respect to the ratio that their total capital must bear to their total assets, if the bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. We anticipate that the proceeds of the offering will be sufficient to support the bank’s immediate capital needs and we will seek, if necessary, long and short-term debt financing to support any additional needs; however, we can give no assurance that such financing will be available on terms acceptable to us.

The proceeds from the sale of units and shares are estimated to be a minimum of $10,000,000 and a maximum of $15,000,000.

The proceeds from this offering will be applied as follows:

	Minimum	Maximum
Capitalization of Partners Bank	$9,000,000	$9,000,000
Repayment of Land Acquisition and Software Draw	201,000	201,000
Redemption of Preferred Stock	195,000	195,000
Offering Expenses	75,000	75,000
Working Capital	529,000	5,529,000

Total	$10,000,000	$15,000,000

Partners Bank will apply its $9,000,000 capitalization as follows:

Investments	$7,700,000
Pre-opening Expenses	235,000
Working Capital	407,000
Fixed Assets	658,000

Total	$9,000,000

After it opens, Partners Bank will liquidate investments on an as-needed basis to fund loans and to pay expenses.

CAPITALIZATION

The following table sets forth the pro forma capitalization of Partners Financial Corporation, depending on the number of units sold in the offering, not counting any eventual exercise of warrants (total minimum of 1,000,000 units and shares and maximum of 1,500,000 units):

	At December 31, 2004		Pro Forma Capitalization Based Upon Minimum Offering	Pro Forma Capitalization Based Upon Maximum Offering
Stockholders’ Equity:
Common Stock, $0.01 par value per share, 0, 1,000,000 and 1,500,000 shares outstanding, respectively	—		10,000	15,000
Series A Preferred Stock, $100 redemption value per share, 130, 0 and 0 shares outstanding, respectively	130,000	(1)	—	—
Additional Paid-In Capital	—		9,915,000[2]	14,910,000[2]
Accumulated Deficit	(120,700)		(120,700)	(120,700)
Total Stockholders’ Equity	$9,300		$9,804,300	$14,804,300
Book Value Per Common Share			$$9.80	$9.87

(1)	On January 26, 2005, Partners Financial Corporation issued an additional 650 shares of Series A Preferred Stock for an aggregate price of $65,000. We also intend to redeem these shares with the proceeds of the offering.
(2)	Taking into account $75,000 in estimated offering expenses.

MANAGEMENT AND STOCK OWNERSHIP

The original directors of Partners Financial Corporation and Partners Bank are: Ralph Abercia (holding company only), James E. Boughton, Jerome J. Bushman, Jack J. Crifasi, Jr., Howard F. Crossman, Jr., John M. DeAngelis, Sam F. Hamra (holding company only), John V. Hoey, III, J. David Huber, Samuel J. Saad, Jr., Steven M. Watt, James S. Weaver, David R. White and John G. Wolf. In addition, Mr. Weaver has been proposed as the bank’s President and Chief Executive Officer and is the holding company’s President and Chief Executive Officer. Furthermore, Charles T. DeBilio has been proposed as the bank’s Chief Financial Officer and also holds that position with the holding company. These individuals as a group, intend to subscribe for 315,000 units in the offering, which will equal 31.5% of the 1,000,000 minimum units to be sold in order to release funds from the escrow account.

All of our organizational expenses have been financed by the issuance of preferred stock to our directors and by draws on our line of credit. In the event that the requisite regulatory approvals are obtained, a portion of the offering proceeds will be used to redeem the preferred stock.

All initial directors’ terms shall expire at the first meeting of shareholders at which directors are elected. In the case of the bank, it is expected that such a meeting will be held shortly before the bank opens for business. In the case of the holding company, such a meeting will likely occur in March or April of 2006. The executive officers are appointed by the respective Boards of Directors and hold office at the will of the Boards.

Any director of Partners Financial Corporation may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose by the vote of at least 66% of the outstanding shares of the outstanding common stock.

The following is a brief summary of our directors’ and executive officers’ business, professional and civic experience.

Ralph Abercia, age 81, has been a self-employed attorney and real estate developer for over fifty years in Houston, Texas. He is currently the owner of several of his own businesses, which include Ralph Abercia Investments, specializing in commercial real estate, Ralph Abercia, Attorney at Law, concentrating on civil trial litigation, Lou-Tex Medical Ventures, LLC, and Valley Hi Center, LLC. He is also the founder and an advising director of E.E. Properties, Inc. In addition, he is a consultant and attorney for both United Utilities, Inc. and the National Association of Mature Americans. He was also a director of Liberty Bank in Houston, Texas in the 1970s. Mr. Abercia received a Bachelor of Arts from the University of Houston and a Bachelor of Laws from South Texas College.

James E. Boughton, age 52, has been the owner and President of Boughton Architects, Inc. in Naples, Florida since 1992 and received a Bachelor of Architecture from Kent State University in 1976. Since 1999, he has been the owner and Vice President of JBMB of Naples, Inc., a real estate development company, and since 2003, the owner and Vice President of Internet Marketing Group of Naples, Inc., an internet marketing firm.

Jerome J. Bushman, age 62, is the founder of Bushmans, Inc., an agricultural firm and The Bushman Group, a private venture firm specializing in manufacturing and finance. He is also the President and Chairman of the Board of First Southeastern Banc Group, Inc. of Minnesota in Harmony, Minnesota and a director of the Bank of Wausau in Wausau, Wisconsin.

Jack J. Crifasi, Jr., age 56, is the President of Crifasi Enterprises, Inc., a prominent real estate development company in Naples, Florida. He is also a Florida licensed real estate broker and the President of Crifasi Real Estate, Inc., also in Naples. In addition, Mr. Crifasi is also involved as a director, shareholder or manager of several other companies. Mr. Crifasi received a Bachelor of Arts from Southern Illinois University in 1971.

Howard F. Crossman, Jr., age 61, is a Certified Public Account and the owner of his own CPA firm located in Naples, Florida. He is a former partner of KPMG, LLP in New York, New York where he worked for over 34 years. In 1965, Mr. Crossman received a Bachelor of Science in Accounting from the University of Connecticut.

John M. DeAngelis, age 35, is currently the Vice President and part owner of DeAngelis Diamond Construction, Inc., a general contracting and construction management firm in Naples, Florida. He is a State of Florida licensed general contractor. Mr. DeAngelis is also involved in the management and ownership of several real estate development and property management companies located in Naples. He is a graduate of the University of Florida School of Building Construction.

Charles T. DeBilio, age 41, is our Chief Financial Officer and is a Certified Management Accountant with over fifteen years of accounting experience and a Bachelor of Science in Accounting from the University of South Florida. Within the banking industry, Mr. DeBilio has held the positions of Chief Accounting Officer and Vice President/Controller of Bancshares of Florida, Inc. in Naples, Florida during the period from 2002 to 2004. From 2000 to 2001, he was Controller of Greenmont, LLC and Green Crow Corporation, an Underhill, Vermont lumber manufacturer and from 1998 to 1999, he served as a Senior Financial Analyst at Champlain Management Services, Burlington, Vermont. He was also the Financial Reporting specialist of Chittenden Trust Corporation in Burlington, Vermont from 1997 to 1998. In addition, he was the Assistant Vice President-Finance and Accounting from 1990 to 1994 and a Staff Accountant from 1988 to 1990 at BancFlorida Financial Corporation in Naples, Florida. Mr. DeBilio’s most recent prior experience, from March 2004 until June 2004, was at Food Innovations, Inc., in Naples, Florida as the Interim Chief Financial Officer.

Sam F. Hamra, age 72, is an attorney licensed and practicing in the State of Missouri. He is also the Chairman and Chief Executive Officer of Hamra Enterprises, which includes Wendy’s of Missouri, Inc., which owns and operates twenty-three Wendy’s restaurants, Chicago Bread, LLC, and Boston Bread, LLC, which owns and operates thirty-six Panera Bread Cafes, SJH Inns, LP, and Jade Properties, LLC. He was a director of Missouri State Bank from 1999 to 2003. Mr. Hamra has a Bachelor of Science in Business Administration and a Bachelor of Laws from the University of Missouri. He has also served in the past on the Board of Directors of Landmark Bancshares Corporation, Landmark Bank of Southwest Missouri, and Union Planters Bank of Southwest Missouri.

John V. Hoey, III, age 58, is the former managing partner at Lawrence, O’Donnell, Marcus LLP in New York, New York, a member of the New York Stock Exchange. He was with this company from 1981 until his retirement in 1995.

J. David Huber, age 58, is currently an executive managing director and was a past President of BISYS, a financial outsourcing company located in Columbus, Ohio. He is also a Chartered Financial Analyst (CFA) and was a licensed securities broker from 1987 to 2003. Mr. Huber received his Bachelor of Science and a Masters in Business Administration from the Ohio State University. In addition, he is currently the Chairman of AmSouth Funds.

Samuel J. Saad, Jr., age 55, is the past owner of Sam Saad & Associates, a manufacturers’ representative firm located in Omaha, Nebraska, from which he retired in 2000. He currently lives in Naples, Florida and has worked as a self-employed licensed real estate agent since partially coming out of retirement in 2003. In 1971, Mr. Saad received a Bachelor of Science in Business Administration from the University of Denver. He has a limited partnership interest in BH Equities, LLC, a real estate investment company.

Steven M. Watt, age 53, has been the President and owner of Gulfshore Homes, a real estate and construction company located in Bonita Springs, Florida since 1994. He holds a Bachelor of Science from Ithaca College.

James S. Weaver, age 61, is the Chief Executive Officer and President of both Partners Financial Corporation and Partners Bank and has over 36 years of experience exclusively in the banking industry. From 2002 until 2003, Mr. Weaver was the President and Chief Executive Officer of Marine National Bank in Naples, Florida and President of its parent holding company Marine Bancshares, Inc. After leaving this company upon its sale, he took one year off to evaluate his professional options and then joined Partners Financial Corporation in August of 2004. He was also the President and Chief Executive Officer of Village Banc of Naples and Naples Area President of its successor, Harris Trust/Bank of Montreal from 1997 to 2001, when he resigned to join Marine National Bank. Since 1968, Mr. Weaver has held numerous senior executive officer positions at banks throughout Florida and South Carolina.

David R. White, age 57, served as President of White Tire Distributors, Inc. in Roanoke, Virginia from 1972 to 2000. Since 2000, he has been the owner of D. White Properties, LLC, a real estate company in Naples, Florida, and a partner in White Real Estate Group, LLC, also located in Naples. From 1997 to 1998, he was the regional director of Central Fidelity Bank in Virginia. Mr. White has a Bachelor of Arts in Economics from Emory & Henry University in Emory, Virginia.

John G. Wolf, age 58, served as a member of the Board of Directors of Citizens Community Bancorp, Inc. from 1997 to 2001. While at Citizens Community Bancorp, Inc., he served as Assistant Treasurer, Chairman of the Audit Committee and Chairman of the Strategic Planning Committee. He is involved with commercial real estate investment in Lee and Collier Counties. He is a former director of the Florida Sports Shooting Association and a previous member of the Governor’s Council on Sports and Fitness. Mr. Wolf is a practicing dentist in Naples, Florida. He is involved in health care delivery and the development and marketing of dental practices. Mr. Wolf has a Bachelor of Science and a Doctorate of Dental Surgery from Temple University.

Our directors and executive officers have indicated their intention to purchase the number of shares and warrants indicated in the following table. The table also reflects the percentage of outstanding shares owned by them, individually and as a group, assuming that person or group is the only party to exercise their warrants.

(Table to follow on next page)

Name	Position with the Holding Company	Position with the Bank	Number of Shares	Right to Acquire(1)	Percent of Minimum(2)	Percent of Maximum(3)
Ralph Abercia	Director	—	30,000	30,000	5.83%	3.92%
James E. Boughton	Director	Director	20,000	20,000	3.92	2.63
Jerome J. Bushman	Director	Director	20,000	20,000	3.92	2.63
Jack J. Crifasi, Jr.	Director	Director	20,000	20,000	3.92	2.63
Howard F. Crossman, Jr.	Director	Director	20,000	20,000	3.92	2.63
John M. DeAngelis	Director	Director	20,000	20,000	3.92	2.63
Charles T. DeBilio	CFO	CFO	—	—	—	—
Sam F. Hamra	Director	—	20,000	20,000	3.92	2.63
John V. Hoey, III	Director	Director	25,000	25,000	4.88	3.28
J. David Huber	Director	Director	25,000	25,000	4.88	3.28
Samuel J. Saad, Jr.	Director	Director	30,000	30,000	5.83	3.92
Steven M. Watt	Director	Director	20,000	20,000	3.92	2.63
James S. Weaver	President, CEO and Director	President, CEO and Director	10,000	10,000	1.98	1.32
David R. White	Director	Director	30,000	30,000	5.83	3.92
John G. Wolf	Chairman	Chairman	25,000	25,000	4.88	3.28

Total (15 people)			315,000	315,000	47.91%	34.71%

(1)	Warrants issued in the offering.
(2)	Based on 1,000,000 shares outstanding and only the listed beneficial owner exercising his warrants.
(3)	Based on 1,500,000 shares outstanding and only the listed beneficial owner exercising his warrants.

While there can be no assurance that they will exercise their warrants, it can be assumed that most or all will exercise such rights and will, therefore, acquire additional common stock during the three-year period following the date Partners Bank opens for business.

DIRECTOR COMPENSATION

In addition to the warrants issued as part of the units sold in this offering, we may also issue warrants to our organizing directors to compensate them for the financial risk they have taken in funding our pre-opening and organizational expenses through the purchase of preferred stock, their guarantee of our line of credit, and the release of their subscription funds from escrow prior to Partners Bank opening for business. The warrants are also intended to compensate the directors for the time and effort they have expended in preparing our business plan and regulatory applications, selecting our sites, hiring our officers and staff, and developing our policies and marketing strategies.

To facilitate the grant of these warrants, we will adopt a Directors Warrant Plan, which will contain terms and conditions at least as restrictive as, and no more generous than, as follows:

•	For each unit a director purchases in this offering, the director will be issued a warrant to purchase one additional share;

•	These warrants will vest in five equal annual installments and have five year terms. The first installment will vest on the date Partners Bank opens for business and the final installment will vest on the fourth anniversary of that date. All warrants will expire on the fifth anniversary of the date Partners Bank opens for business;

•	Directors will be required to exercise or forfeit these warrants upon the direction of the Office of Thrift Supervision, if Partners Bank’s capital falls below its minimum requirements;

•	Warrants issued pursuant to this plan will not be transferable; and

•	The exercise price of these warrants will be $10.00 per share.

Our organizing directors intend to purchase 315,000 units in this offering. In that event, we intend to issue 315,000 warrants under the Directors Warrant Plan. That will result in other shareholders’ percentage ownership interest and voting rights in Partners Financial Corporation will be diluted. Not taking into effect the shares to be issued upon the exercise of the warrants to be issued in this offering and assuming we sell the minimum amount of 1,000,000 units in this offering, a 10,000 unit investment would initially represent a 1% ownership and voting interest in Partners Financial Corporation. Assuming 315,000 warrants are issued and exercised pursuant to the Directors Warrant Plan, that 10,000 unit investment would be diluted to 0.76%.

The following table illustrates how these warrants would affect each director’s ownership interest in Partners Financial Corporation based on the assumption that only the named director exercises: (i) the warrants he receives in this offering and; (ii) the warrants issued under the Directors Warrant Plan. In other words, the percentages listed represent the directors’ maximum ownership interests in Partners Financial Corporation based on the units they purchase in this offering and the warrants they may be issued under the Directors Warrant Plan.

Name	Number of Shares	Percent of Minimum	Percent of Maximum
Ralph Abercia	90,000	8.49%	5.77%
James E. Boughton	60,000	5.77	3.90
Jerome J. Bushman	60,000	5.77	3.90
Jack J. Crifasi, Jr.	60,000	5.77	3.90
Howard F. Crossman, Jr.	60,000	5.77	3.90
John M. DeAngelis	60,000	5.77	3.90
Sam F. Hamra	60,000	5.77	3.90
John V. Hoey, III	75,000	7.14	4.84
J. David Huber	75,000	7.14	4.84
Samuel J. Saad, Jr.	90,000	8.49	5.77
Steven M. Watt	60,000	5.77	3.90
James S. Weaver	30,000	2.94	1.97
David R. White	90,000	8.49	5.77
John G. Wolf	75,000	7.14	4.84

Total (14 people)	945,000	57.98%	44.37%

In addition, if the book value of a share of Partners Financial Corporation common stock exceeds the proposed $10.00 exercise price per share for a warrant issued under the Directors Warrant Plan, shareholders will suffer a dilution of the book value of their holdings at the time of such an exercise.

Prior to issuing these warrants, we will obtain the non-objection of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation for the Directors Warrant Plan. Therefore, it may be necessary to place greater regulatory-mandated restrictions on the warrants or reduce the amount of warrants to be granted to the directors. In no instance, however, will the Directors Warrant Plan permit less restrictive terms or use a formula which would result in directors receiving more warrants than what is disclosed above. In addition, we intend to register these warrants and the underlying shares with the Securities and Exchange Commission on a Form SB-2 or Form S-8 prior to issuing the warrants.

We will not pay our directors any fees for their services on the Boards or Board committees until we have achieved at least two consecutive quarters of profitable operations. Neither Board has determined the amount of any such fees, but we do not expect such fees to exceed the level of fees typically paid to directors of banks or companies of sizes, profitability or locations similar to ours. We will also not grant any stock options to any directors until the Board adopts a written stock option plan which obtains shareholder approval and any required regulatory approval.

EXECUTIVE COMPENSATION

We do not currently have any formal employment contracts with our executive officers or other employees. We do intend to enter into a written employment agreement with Mr. Weaver on or about the time Partners Bank commences operations. The terms of the employment agreement will be similar to those of other executive officers of similar institutions and will be subject to review and approval by the Office of Thrift Supervision. Since August 2004, we have been paying Mr. Weaver $6,667 per month and in September 2004, we began paying Mr. DeBilio $3,542 per month. In November 2004, we began paying Mr. DeBilio his full annual salary of $85,000 per year. We will begin paying Mr. Weaver’s full annual salary of $130,000 on March 15, 2005.

We have not yet adopted a stock option program for our executive officers, employees or directors. We intend to adopt such a program prior to completion of this offering and will present it to our shareholders for their approval at our 2005 Annual Meeting. The Office of Thrift Supervision will also likely impose certain requirements on such a program, which may include:

•	Options granted under a program must be contingent upon the program being approved by our shareholders;

•	No more than ten percent (and in no event more than 300,000) of the shares of Partners Financial Corporation common stock outstanding at any time may be reserved for issuance upon the exercise of the options granted under the program;

•	The granting of options to an individual will be prohibited when such grants would give the individual in excess of 25% of the authorized options under the program;

•	Participants under the program will be required to exercise or forfeit their options if they leave our employment or upon the direction of the Office of Thrift Supervision, if Partners Bank’s capital falls below its minimum requirements. In addition executive officers who are participants in the program will be required to exercise or forfeit their options if Partners Bank becomes critically undercapitalized, subject to Office of Thrift Supervision enforcement action, or in receipt of a regulatory capital directive;

•	The maximum term of any option will be 10 years;

•	Options granted under the program will not be permitted to vest sooner than one year from the date of shareholder approval of the program, and options granted must vest in no less than three equal annual installments;

•	The program may only permit accelerated vesting upon a change of control, permanent disability, or death; and

•	Stock options granted under the program may not be granted with an exercise price less than the fair market value of our common stock on the date the option is granted.

DESCRIPTION OF PROPERTIES

We have purchased a site at 3021 Airport Pulling Road North, Naples, Florida, where we will construct our main office. Until construction is complete, we will operate out of a modular facility at this site. Partners Bank’s permanent facility will be a condominium in the building and will occupy 7,000 square feet out of a total of 24,000 square feet. It will have four teller windows and two drive-throughs. The bank will also lease a branch facility at the intersection of Goodlette Road North and Pine Ridge Road in Naples. This facility will utilize 4,000 square feet of a free-standing building on a shopping center out-parcel. Prior to completion of the branch office, Partners Bank may occupy a modular facility on the branch site or rent a storefront in close proximity to the branch site.

DIVIDEND POLICY

We are newly organized and have not paid any dividends, nor do we expect to pay any dividends within the first 12 months of our operations. Future cash dividends will depend primarily upon dividend payments made by Partners Bank to its parent-holding company, Partners Financial Corporation. Such dividends are expected to be our primary source of parent-holding company income.

Partners Bank’s ability to pay dividends and make other capital distributions is limited by federal law and regulations. A savings bank which is in compliance with current minimum capital requirements is generally permitted to dividend out various levels of capital depending upon compliance with fully phased in capital requirements. A savings bank is prohibited, however, from making any capital distributions to its parent-holding company without the prior non-objection of the Office of Thrift Supervision.

Partners Financial Corporation is also subject to the requirements of Florida law which generally prohibits the payment of dividends by a corporation when the corporation is unable to pay its debts as they become due in the usual course of business; or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if any.

SUPERVISION AND REGULATION

Partners Financial Corporation will be subject to supervision and regulation by the Office of Thrift Supervision under the Savings and Loan Holding Company Act. In addition, it is governed by the Florida Business Corporation Act and the regulation by the Florida Department of State under its authority to implement that act. Partners Bank will be subject to regulations, supervision and periodic examination by the OTS and the Federal Deposit Insurance Corporation.

The federal banking agencies have broad discretion in connection with their supervisory and enforcement activities and policies, including policies concerning the classification of assets and the establishment of loan loss reserves for regulatory purposes. Any change in such regulation or banking laws, whether by the OTS, FDIC or the United States Congress, could have a material adverse impact on us and our operations.

The following summarizes some of the regulatory requirements which will be applicable to us.

Regulation of Partners Financial Corporation

General. Partners Financial Corporation will be a non-diversified unitary savings and loan holding company within the meaning of the Home Owners Loan Act. As a unitary savings and loan holding company, we will generally not be restricted under existing laws as to the types of business activities in which we may engage, provided that Partners Bank will be a qualified thrift lender, which the organizers expect will always be the case.

Intra-Company Transactions. Partners Bank’s authority to engage in transactions with related parties or “affiliates,” or to make loans to certain insiders, will be governed by Sections 23A and 23B of the Federal Reserve Act and Regulation W adopted by the Board of Governors of the Federal Reserve System to implement these sections of the act. Partners Financial Corporation, as the parent-holding company of the bank, will be an affiliate of the bank.

Sections 23A and 23B generally:

•	limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of the institution’s capital stock and surplus;

•	contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus; and

•	require that all such transactions be on terms substantially the same, or at least as favorable, to a bank or its subsidiaries as those provided to a nonaffiliate.

The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings institution may:

•	loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies or loans between affiliates which are 80% or more owned by the same parent company; or

•	purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the bank or savings institution.

Partners Bank’s authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, will be governed by Section 22(g) and 22(h) of the Federal Reserve Act and Regulation O thereunder. Among other things, these regulations require such loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans the bank may make to such persons, based in part, on the bank’s capital position, and require certain approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

Restrictions on Acquisition of Partners Financial Corporation and Partners Bank. The OTS has adopted regulations to implement the Change in Bank Control Act of 1978. The Change in Bank Control Act prevents any company (which is defined as a partnership, corporation, trust, association, joint venture, pool syndicate or similar organization) or person (which is defined as an individual or group of individuals acting in concert who do not constitute a company) from acquiring control of a savings bank, without prior approval from the OTS.

The OTS considers acquirers to have conclusively gained control of a savings bank if they:

•	acquire more than 25% of any class of voting stock;

•	acquire irrevocable proxies representing more than 25% of any class of voting stock;

•	acquire a combination of shares and irrevocable proxies representing more than 25% of any class of voting stock; or

•	control in any manner the majority of the directors of the savings bank.

An acquirer must file for approval of control with the OTS or file to rebut the presumptions before acquiring 10% or more of any class of voting stock of the savings bank and again prior to acquiring more than 25% of any class of voting stock of the savings bank and if it has any of the control factors enumerated in 12 C.F.R., Section 574.4(c), which include, but are not limited to:

•	the acquirer would be one of the two largest shareholders of any class of voting stock;

•	the acquirer and/or the acquirer’s representative or nominees would constitute more than one member of the savings bank’s Board of Directors; and

•	the acquirer, or nominee or management official of the acquirer, would serve as the Chairman of the Board of Directors, Chairman of the Executive Committee, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or in any similar policy making authority in the savings bank.

A person or company will be presumed to be acting in concert with members of the person’s immediate family (which includes a person’s spouse, father, mother, children, brothers, sisters and grandchildren; the father, mother, brother and sisters of the person’s spouse; and the spouse of the person’s child, brother or sister). Persons will be presumed to be acting in concert with each other where:

•	both own stock in a savings bank and both are also management officials, controlling shareholders, partners, or trustees of another company; or

•	one person provides credit to another or is instrumental in obtaining financing for another person to purchase stock of the savings bank.

A person or company will be presumed to be acting in concert with any trust for which such person or company serves as trustee.

Support of Subsidiary Depository Banks. Partners Financial Corporation will be expected to act as a source of financial strength to and to commit resources to support Partners Bank. This support may be required at times when we might not be inclined to provide such support. In addition, any capital loans by a holding company to any of its subsidiary depository banks must be subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary depository banks. In the event of bankruptcy, any commitment by a holding company to a federal bank regulatory agency to maintain the capital of a subsidiary depository bank will be assumed by the bankruptcy trustee and will be entitled to a priority of payment.

Payment of Dividends. The principal source of income for Partners Financial Corporation, including funds to pay dividends on our common stock, will be dividends we receive from Partners Bank. There are statutory and regulatory limitations on the payment of dividends by the bank. In general, the ability of the bank to pay dividends to the holding company will be governed by the OTS capital distribution regulations.

Sarbanes-Oxley Act. The primary purpose of the Sarbanes-Oxley Act is to protect investors by improving the accuracy and reliability of disclosures made pursuant to the federal securities laws.

The Sarbanes-Oxley Act amends the Securities Exchange Act of 1934 to prohibit a registered public accounting firm from performing specified non-audit services contemporaneously with an audit. The Sarbanes-Oxley Act also vests the audit committee of an issuer with responsibility for the appointment, compensation, and oversight of any registered public accounting firm employed to perform audit services. It requires each audit committee member to be a member of the Board of Directors of the issuer, and to be otherwise independent. The Sarbanes-Oxley Act further requires the Chief Executive Officer and Chief Financial Officer of an issuer to make certain certifications as to each annual or quarterly report.

In addition, the Sarbanes-Oxley Act requires officers to forfeit certain bonuses and profits under certain circumstances. Specifically, if an issuer is required to prepare an accounting restatement due to the material non-compliance of the issuer as a result of misconduct with any financial reporting requirement under the securities laws, the Chief Executive Officer and Chief Financial Officer of the issuer shall be required to reimburse the issuer for: (1) any bonus or other incentive-based or equity-based compensation received by that person from the issuer during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the issuer during that 12-months period.

The Sarbanes-Oxley Act also requires:

•	Disclosure of all material off-balance sheet transactions and relationships that may have a material effect upon the financial status of an issuer; and

•	The presentation of pro forma financial information in a manner that is not misleading, and which is reconcilable with the financial condition of the issuer under generally accepted accounting principles.

The Sarbanes-Oxley Act also prohibits insider transactions in stock held within pension plans during lock-out periods, and any profits on such insider transactions are to be disgorged. In addition, there is a prohibition of company loans to executives, except in certain circum-stances. Further, the Sarbanes-Oxley Act adds a criminal penalty of fines and imprisonment of up to 10 years for securities fraud.

Regulation of Partners Bank

Insurance on Deposit Accounts. Partners Bank’s deposit accounts will be insured by the Savings Association Insurance Fund which is administered by the Federal Deposit Insurance Corporation. The FDIC established a risk-based assessment system for insured depository banks that takes into account the risks attributable to different categories and concentrations of assets and liabilities. In accordance with its rules, the FDIC assigns a financial institution to one of three capital categories based on the bank’s financial information, as of the reporting period ending seven months before the assessment period. These categories consist of well-capitalized, adequately capitalized or undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which the financial institution is assigned will be based on a supervisory evaluation provided to the FDIC by the bank’s primary regulator, the Office of Thrift Supervision, and information which the FDIC determines to be relevant to the bank’s financial condition and the risk posed to the deposit insurance funds. The bank’s assessment rate will depend on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates range from no basis points on deposits for a financial institution in the highest category (i.e., well-capitalized and financially sound with only a few minor weaknesses) to 27 basis points on deposits for a bank in the lowest category (i.e., undercapitalized and posing a substantial probability of loss to the FDIC, unless effective corrective action is taken).

Partners Bank may be required to pay its insurance assessment after becoming an insured bank. The bank is not, however, expected to have any assessment for its first year of operation. Insurance of deposits may be terminated by the FDIC upon a finding that the financial institution has engaged in unsafe or unsound practices, is in such an unsafe or unsound condition so as to warrant discontinuation of operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS.

Capital Requirements. The OTS and the FDIC have adopted capital regulations, which establish a Tier 1 core capital definition and a minimum 3% leverage capital ratio requirement for the most highly-rated savings bank and holding companies (i.e., those savings banks and holding companies with a composite rating of 1 under the Uniform Financial Institutions Rating System established by the Federal Financial Institution Examination Council) that are not anticipating or experiencing significant growth. All other savings banks are required to meet a minimum leverage ratio of at least 4% to 5%. A savings bank that is not in the highest-rated category or that is anticipating or experiencing significant growth will have to meet a minimum leverage ratio of at least 4%.

Under the OTS’ risk-based regulations, a savings bank must classify its assets and certain off-balance sheet activities into categories and maintain specified levels of capital for each category. The least capital is required for the category deemed by the FDIC to have the least risk, and the most capital is required for the category deemed by the FDIC to have the greatest risk. Under the regulations, certain assets are excluded for purposes of determining risk-based capital. Such assets include intangible assets, unconsolidated subsidiaries, investments in securities subsidiaries, ineligible equity investments and reciprocal holding of capital instruments with other financial institutions. In addition, the OTS may consider deducting other assets or in other subsidiaries on a case-by-case basis or based on the general characteristics or functional nature of the subsidiaries.

Prompt Corrective Action. Federal banking regulatory agencies have established certain capital and other criteria which define the categories under which a particular financial institution may be classified. Constraints are imposed on operations, management, and capital distributions depending on the category in which a financial institution is classified. Among other things, the regulations define the relevant capital measures for the five capital categories. For example, a savings bank is deemed to be “well capitalized” if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (Tier 1 capital to risk-weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (Tier 1 capital to adjusted total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure.

A savings bank is deemed to be “adequately capitalized” if it has a total risk-based capital ratio of 8% or greater, and, generally, a Tier 1 leverage capital ratio of 4% or greater, and the bank does not meet the definition of a “well capitalized” bank. A savings bank is deemed to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. In addition, the OTS is authorized to downgrade a savings bank to a lower capital category than the savings bank’s capital ratios would otherwise indicate, based upon safety and soundness considerations (such as when the bank has received a less than satisfactory examination rating for any of the equivalent regulatory rating categories).

Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated savings banks. Savings banks operating at or near these levels are expected to have well-diversified risk, excellent asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations and rated composite 1 under the regulatory rating system adopted by the OTS. Savings banks with lower ratings and savings banks with high levels of risk or that are experiencing or anticipating significant growth would be expected to maintain ratios 1% to 2% above the stated minimums.

Standards for Safety and Soundness. Federal banking agencies have prescribed for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate-risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies have prescribed by regulation standards specifying:

•	maximum classified assets to capital ratios;

•	minimum earnings sufficient to absorb losses without impairing capital;

•	to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository banks or the depository bank holding companies; and

•	such other standards relating to asset quality, earnings and valuation as the agency deems appropriate.

Finally, each federal banking agency has prescribed standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal shareholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material monetary loss for the financial institution. If an insured depository bank or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If a bank fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the financial institution or holding company to correct the deficiency and until corrected, may impose restrictions on the financial institution or the holding company.

Qualified Thrift Lender Test. Savings banks are required to meet the Qualified Thrift Lender test. This test requires savings banks to maintain qualified assets of at least 65% of its “portfolio assets,” which are total assets less:

•	specified liquid assets up to 20% of total assets;

•	certain intangibles, including goodwill; and

•	the value of property used to conduct business in qualified thrift investments, primarily residential mortgages and related investments (including certain mortgage-backed loans, mortgage-related securities, church loans, and certain small commercial business loans) on a monthly basis in nine out of every twelve months.

A savings bank that fails to become or remain a qualified thrift lender must convert to a bank charter or be subject to certain operating restrictions. A savings bank that fails to meet the Qualified Thrift Lender test and does not convert to a bank charter will be prohibited from:

•	making any new investment or engaging in any activity that would not be permissible for national banks;

•	establishing any new branch offices where a national bank located in the savings bank’s home state would not be able to establish a branch office;

•	obtaining new advances from any Federal Home Loan Bank; and

•	paying dividends except as limited to the statutory and regulatory dividend restrictions applicable to national banks.

Beginning three years after the savings bank ceases to be a qualified thrift lender and has not converted to a bank charter, the savings bank would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any Federal Home Loan Bank. A savings bank may requalify as a qualified thrift lender if it thereafter complies with the Qualified Thrift Lender test.

Loans to One Borrower. Generally, savings banks may lend to a single or related group of borrowers an amount equal to 15% of the savings bank’s unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate.

The calculation of capital includes the savings bank’s total Tier 1 and Tier 2 capital, plus the balance of the savings bank’s allowance for loan and lease losses not already included in the total Tier 1 and Tier 2 capital. Savings banks may rely primarily on information from their most recent quarterly reports of financial condition.

Payment of Dividends. There are statutory and regulatory limitations on the payment of dividends by a thrift. In general, the ability of a thrift to pay a dividend to its parent-holding company is governed by the OTS’ capital distribution regulation. The OTS regulation established three tiers of savings banks based primarily on a savings bank’s capital level. A savings bank that exceeds all capital requirements before and after the proposed capital distribution (Tier 1 association) and has not been advised by the OTS that it is in need of more than normal supervision could, after prior notice, but without the approval of the OTS, make a capital distribution during a calendar year equal to the greater of 100% of its net income to date during the calendar year, plus the amount that would reduce by one-half its “surplus capital ratio” (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or 75% of the savings bank’s net income for the previous four quarters.

Any additional capital distributions require prior regulatory approval. In addition, any dividend from a savings bank to its parent-holding company must be preceded by a notice to, and no objection from, the OTS.

A Tier 2 association is required to obtain OTS approval before it can make a capital distribution. A Tier 2 association may make capital distributions of between 25% and 75% of its net income over the most recent four-quarter period, depending on its risk-based capital level. The OTS can prohibit a proposed capital distribution by a savings bank, which would otherwise be permitted by the regulation if the OTS determines that such distribution would constitute an unsafe or unsound practice.

A Tier 3 association is prohibited from making a capital distribution.

Brokered Deposits. In accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991, the FDIC has implemented restrictions on the acceptance of brokered deposits. In general, only “well capitalized” financial institutions may accept brokered deposits. Partners Bank expects that it will be a “well capitalized” financial institution and may accept some brokered deposits to fund its liquidity and loan demand needs.

Community Reinvestment Act. The Community Reinvestment Act of 1977 and the implementing regulations of the OTS and the FDIC are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. Partners Bank will be subject to examinations to determine whether it is complying with these regulations. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch or to merge or to acquire the assets or assume the liabilities of another financial institution. An unsatisfactory record can substantially delay or block the transaction.

Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act establishes a minimum federal standard of financial privacy. Financial institutions are required to have written privacy policies that must be disclosed to customers. The disclosure of a financial institution’s privacy policy must take place at the time a customer relationship is established and not less than annually during the continuation of the relationship. The act also limits when and how financial institutions may share their customers’ personal information with both affiliated and non-affiliated entities.

USA Patriot Act. The terrorist attacks in September 2001, have led to the adoption of the Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, commonly known as the USA Patriot Act. Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001. This act requires the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to financial institutions. These measures include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

Among its other provisions, this law requires each financial institution to: (i) establish an anti-laundering program; (ii) establish due diligence policies, procedures and controls with respect to private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in this country. In addition, the law contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. The law expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours.

Office of Thrift Supervision Assessments. Federally-chartered savings banks are required by OTS regulation to pay assessments to the OTS to fund its operations. The general assessment, to be paid semiannually, is computed upon a savings bank’s total assets, including consolidated subsidiaries, as reported in the savings bank’s latest quarterly thrift financial report. Partners Bank will be required to pay such assessments semi-annually.

The Federal Home Loan Bank System. The Bank will be a member of the Federal Home Loan Bank System which consists of 12 regional Federal Home Loan Banks. These banks provide a central credit source primarily for their member banks. As a member of the Federal Home Loan Bank of Atlanta, Partners Bank will be required to acquire and hold shares of capital stock in Federal Home Loan Bank of Atlanta in an amount equal to at least 1% of the aggregate principal amount of its residential mortgage loans and similar assets at the beginning of each year, or 1/20th of its advances (borrowings) from the Federal Home Loan Bank of Atlanta, whichever is greater. These advances must be secured by specified types of collateral and may be obtained for the purpose of providing funds for residential housing finance.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent savings banks and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in them imposing a higher rate of interest on advances to members. There can be no assurance that the value of the Federal Home Loan Bank of Atlanta stock held by Partners Bank will not decrease as a result of any new legislation.

The Federal Reserve System. The regulations of the Federal Reserve require financial institutions to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% be maintained against aggregate transaction accounts of $47.6 million or less (subject to adjustment by the Federal Reserve). The first $7 million of transaction account balances are exempted from the reserve requirements. Transaction account balances in excess of $47.6 million require reserves of $1,218,000, plus 10% of transaction accounts in excess of $47.6 million. Because required reserves must be maintained in the form of vault cash, a non-interest bearing account at a Federal Reserve Bank, or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce the Bank’s interest-earning assets. Federal Home Loan Bank System members are also authorized to borrow from a Federal Reserve Bank “discount window,” however, Federal Reserve regulations require banks to exhaust all Federal Home Loan Bank sources before borrowing from a Federal Reserve Bank.

PLAN OF OPERATION

Development Stage

We are still in the development stage, and will remain in that state until the offering is completed. We have funded our start-up and organization costs through the proceeds from preferred stock issued to our directors.

As of December 31, 2004, we have incurred an accumulated deficit of $120,700. These funds have been spent on salaries, equipment, legal and accounting fees, application fees and other operating expenses.

In our opinion, proceeds of $10,000,000 from the offering will satisfy our cash requirements for our first years of operation. It is not anticipated that we will find it necessary to raise additional funds to make expenditures required to operate our business over the next 12 months. All anticipated material expenditures for such period have been identified and budgeted for from the proceeds of this offering.

We have also obtained a $500,000 line of credit from the Independent Bankers’ Bank of Florida. We have drawn on this line to purchase our main office site and computer systems, and will utilize this line to fund future expenses during the offering. We anticipate that this line will provide us with the necessary liquidity to continue our organizational and pre-opening activities until we complete the offering.

General

Our primary focus, both as to deposits and loans, will be on small to mid-sized businesses, professionals and consumers and retirees of the Collier and Lee Counties banking market. Specifically, we intend to target real estate developers and residential construction companies, retail businesses, physicians, accountants, architects, attorneys and retirees as potential customers.

We believe that if our product mix is competitive, we will succeed in implementing our business plan. Our success will come from a focus on enhanced customer service as a community bank, knowledge of the local market and customer base, and by providing the customer relationships which larger regional banks may be either unwilling or unable to provide.

Our primary marketing efforts will be personal calls on potential business customers. Our officers will be active in local civic and social clubs. Our directors, most of whom are long-time Naples residents, will play a large part in providing business referrals. Utilizing these referrals, we will sponsor small, social events to introduce our operations. We will also utilize local media outlets, such as radio and billboard advertising to increase the market’s awareness of our operations.

Despite having a full line of products and believing to have the management and staff needed to implement our strategy, there is the risk that we will not be able to implement our business plan. This could occur if we are unable to attract deposits at a reasonable cost or fail to attract loan customers of sufficient credit worthiness or who require funding on terms as to make their relationship profitable.

Loans

The primary focus of our business plan is to solicit and make loans which will promote home financing. We project that construction loans for residential properties and permanent mortgages for residential properties will be the largest segment of our loan portfolio. Our market area is one of the fastest growth areas in the nation. Housing is typically more expensive in the Naples area than elsewhere in Florida: the median house in Naples costs $257,000. The location of our offices will be in high growth areas with more moderate incomes.

We expect housing growth in our local market to be affected by local impact fees assessed on housing and commercial real estate construction, which are the highest in the State of Florida. Environmental issues and growth management initiatives will also be factors that affect our growth more than national economic conditions. Despite added costs brought on by impact fees and environmental and growth management regulations, housing growth in our market has continued to thrive. The first-time-home-buyer market segment has also been extremely strong in southwest Florida for the last several years.

In addition, office buildings for professionals, especially in the medical and health care industry, which must keep up with the aging population in southwest Florida, are needed to accommodate the expanding population. The strong housing market, coupled with the growing commercial real estate market will give Partners Bank the opportunity to offer construction loans, longer term mortgage loans to be maintained in our portfolio and mortgage originations for sale in the secondary market. Home and office buyers and builders who obtain financing with us will also be targeted with deposit marketing efforts.

Deposits

Partners Bank intends to be very competitive on its products and services in order to garner local market share. Due to the number of retirees living off of their savings in our market area, our potential customer is likely to be very sensitive to interest rates. Therefore, cost of funds in the market tends to be higher than elsewhere. We believe we will have some advantage in raising deposits as mergers have eliminated some local and Florida-based competition. SouthTrust is being acquired by North Carolina-based Wachovia; Southern Community Bank has been purchased by First National Bank of Florida, which was Florida’s largest independent bank with headquarters in Naples, but has in turn been acquired by Ohio-based Fifth Third Bank. Customers of the target banks make up 19.2% of our deposit market and will be targeted by us.

BUSINESS OF PARTNERS FINANCIAL CORPORATION

General

Partners Financial Corporation was incorporated under the laws of the State of Florida on February 11, 2004, for the purpose of organizing Partners Bank and purchasing 100% of the to-be-issued capital stock of the bank. Partners Financial Corporation was formed by a group of Naples business leaders, bank executives and community leaders who believe that there is a significant demand for a locally-owned community bank. Five of our 14 directors were previously directors or officers of other financial institutions. Partners Bank filed its charter application and its application for deposit insurance with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation on October 18 and 19, 2004, respectively. We filed an application to become a thrift holding company with the OTS on October 18, 2004. Partners Financial Corporation has been organized as a mechanism to enhance the bank’s ability to serve our future customers’ requirements for financial services. The holding company structure will also provide flexibility for expansion of our banking business through acquisition of other financial institutions and provision of additional banking-related services, which traditional commercial banks may not provide under present laws.

We have no present plans to acquire any operating subsidiaries other than Partners Bank; however, it is expected that we may make additional acquisitions in the event that such acquisitions are deemed to be in our best interests. Such acquisitions would be subject to certain regulatory approvals and requirements.

BUSINESS OF PARTNERS BANK

General

Partners Bank anticipates that it will commence business operations in the second quarter of 2005 in a temporary facility located at 3021 Airport Road, Naples, Florida. We expect the permanent office condominium to be ready for occupancy in the fourth quarter of 2005. We also intend to lease a branch office at the intersection of Goodlette Road North and Pine Ridge Road in Naples, Florida. Initially, the bank will operate the branch office from either a modular facility at that site or from a nearby storefront facility.

Partners Bank’s primary business will be the solicitation of deposits and investing such deposits in construction or longer term loans on single family residential real estate located primarily in the bank’s primary service area, as well as consumer and commercial loans. To a lesser extent the bank will utilize Federal Home Loan Bank advances to fund loans which it will hold in its own portfolio or sell in the secondary market. The bank’s deposits will be insured by the Federal Deposit Insurance Corporation up to $100,000 per depositor, in accordance with the rules and regulations of the Federal Deposit Insurance Corporation.

Partners Bank will solicit deposits from its primary service area which we have defined as Naples and Collier County, Florida. The bank may solicit and accept brokered deposits but does not expect to do so in the near future. The bank’s loan activities will also be concentrated primarily in its primary service area and will consist of the origination of one-to-four family residential mortgage loans, and residential construction loans. The bank also intends to originate commercial real estate and consumer loans. In addition to its primary service area, the bank will solicit loans from the southern region of Lee County. The bank will also invest in United States Government securities, United States Agency securities, federal funds and other debt securities including mortgage-backed securities.

Our strategy will be to emphasize prompt and responsive personal service to members of the communities of the city of Naples and Collier County, Florida, in order to attract customers and acquire market share now controlled by other financial institutions or customers who are displeased with the service they are receiving after bank mergers in our market area. In an effort to obtain market share more rapidly than is typical for new institutions, we have elected to open two banking offices during the initial stages of our operation. These locations are intended to increase the bank’s visibility in the market and attract more customers than may have been attracted by a single banking office. These offices are both located in high growth and high traffic areas.

In addition, our range of banking services, as well as our emphasis on personal attention and service, prior experience in the market area, prompt decision making and consistency in banking personnel, will be major tools in our efforts to capture such market share. Another advantage we will have is that our proposed officers have substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of our customer base. Many of our directors are active members of the business community in Naples and their continued active community involvement will provide opportunities to promote the bank and its products and services. We intend to utilize effective advertising and one-on-one selling efforts in order to build a distinct institutional image of the bank and to capture a customer base.

Market Area and Competition

We currently consider our principal markets to be the city of Naples and Collier County, Florida. To a lesser extent, we have identified the southern region of Lee County as a target market.

According to the Southwest Florida Economic Development Office, since 1990, Collier County’s population has grown by 70.2% to 292,000. Average household income in Collier County is expected to grow from $100,000 in 2003, the highest average county household income in Florida, to $126,000 in 2008. From 1999 to 2003, Lee County’s population increased 19%, to 495,000. From 2000 to 2002, the median household income in Lee County increased from $38,000 to $43,000. In 2010, the population of Collier and Lee Counties are projected to be 375,000 and 593,000, respectively. Notably, as of 2002, approximately 25% of both counties’ populations were 65 years of age or older. This percentage is expected to increase to only 26% by 2010. During this period, the largest increase is expected to be in the population of 45 to 64 year olds from 25% to 29% of the local population.

Naples is the largest banking market in Collier and Lee Counties, with approximately $6.22 billion in deposits as of June 30, 2003, more than 74% larger than the second largest – Fort Myers, with $3.57 billion in deposits, and four times larger than the third largest – Cape Coral, with $1.50 billion in deposits. The top three banking markets comprise 78.4% of the entire deposit market in Collier and Lee Counties.

Competition among financial institutions in our primary service area is intense. There are currently 10 commercial banks headquartered in Collier County. While, there are no savings associations headquartered in Naples, savings associations and credit unions are located in nearby communities. In addition, there are 117 bank and thrift offices in Collier County. We believe that we will be able to effectively compete in our market, because of our banking philosophy, which places emphasis on customer service, friendly and personable employee attitudes, and the development of banking products that address the primary needs of our customer base. Our directors and management will also actively represent us in local community events and functions.

Financial institutions primarily compete with one another for deposits. In turn, a bank’s deposit base directly affects such bank’s loan activities and general growth opportunities. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the availability of unique financial services products. We will be competing with financial institutions which have much greater financial resources than us, and which may be able to offer more services, unique services and possibly better terms to their customers. We, however, believe that we will be able to attract sufficient deposits to enable us to compete effectively with other area financial institutions.

We will be in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been targeting traditional banking markets. Due to the projected growth of our market area, we anticipate that additional competition will result from new entrants to the market.

We will offer a full range of interest bearing and non-interest bearing deposit accounts, including commercial and consumer checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. Our sources of deposits will be residents, businesses and employees of businesses within our market area, obtained through the personal solicitation of our officers and directors, direct mail solicitation and advertisements published in the local media. We intend to pay competitive interest rates on time and savings deposits. In addition, we will implement a service charge fee schedule competitive with other financial institutions in our market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

Loan Portfolio

Our Board of Directors considers the maintenance of a well underwritten and diversified loan portfolio as a prudent and profitable method of employing funds raised through deposits that are available for investment. Our objective is to maintain a high quality, diversified loan portfolio consisting of commercial, consumer and mortgage loans. Partners Bank will originate little, if any, sub-prime and speculative type loans, due to the high risk involved in these types of loans. Loans to serve lower income customers will be made either directly or with a loan consortium to meet the low/moderate income needs in the community. Collier County has so few opportunities in this area that our normal credit policy may be relaxed within reason when necessary to help the community in this area.

We intend to offer loan products and programs that will be responsive to the community’s financial requirements. During the first year of operations, we anticipate that 76% of our loan portfolio will be residential mortgage loans, 18% will be commercial loans, and 6% will be consumer loans.

Our borrowers will generally be located within Collier County, our primary trade area. Our secondary trade area is defined as the portion of southern Lee County that is adjacent to Collier County. A customer with needs outside of these areas may also be accommodated. Participations from banks in areas and markets that the President, Senior Lender or Board members are familiar with will also be considered on a case-by-case basis.

The Board of Directors will establish a loan policy which will provide our lenders with the discretion necessary to accomplish our loan objectives, while assuring compliance with all banking regulations.

We will maintain a loan loss reserve sufficient to protect against anticipated and unanticipated losses. Management will review the reserve’s adequacy at least quarterly with the Board of Directors. Separate ratios for residential, commercial and consumer loans may be used.

The Bank will maintain a majority of its loan portfolio in real estate secured loans requiring reserve ratios appropriate for the risk associated with the real estate market in our market. Based upon our underwriting standards and historical annual market value appreciation in excess of 20%, real estate loans will generally carry a lower reserve than those carried for unsecured loans and consumer loans, because of the inherent risk factors in these portfolios. Construction loans with third-party take-outs will carry a higher reserve than portfolio loans. In general, we consider unsecured and consumer loans to be the riskiest, because of the lack of easily marketable collateral. Commercial loans secured by property other than real estate are less risky, but commercial real estate loans carry even less risk due to lenders’ ability to liquidate real estate collateral. Similarly, residential real estate loans present the least risk because of both the marketability of the collateral and the borrowers’ propensity to make payments on their loans to retain and preserve their residences.

Residential Mortgage Loans

We will be offering mortgage loan programs to provide financing for the acquisition or construction of single-family, owner-occupied primary residences, as well as for vacation homes. All loans will be structured with an amortization schedule not exceeding 30 years. These loans will be held both in our loan portfolio and sold in the secondary market, in order to generate fee income. We will offer construction loans to achieve short-term usage of funds and to create fee income. Construction loans will also create opportunities for permanent residential mortgages for sale in the secondary market. Of the 76% of our loan portfolio which we anticipate to be residential mortgage loans in our first year of operations, we anticipate 29% being permanent loans on one to four family residences, 28% being construction loans on the same type of properties, 12% being permanent loans for five-plus residential units, and 7% being construction loans on such units. Construction loans are made to provide short-term financing for the construction of such properties, while permanent loans are structured to provide long-term financing to the owners of such properties.

Normally, the loan to value ratio of each conventional mortgage will not exceed 80%. We will also participate with private mortgage insurance companies for the purpose of providing loans with a loan to value ratio of up to 97%.

We will participate in community mortgage programs which are established for the benefit of residents of low to moderate income neighborhoods within our service areas.

Commercial Loans

We intend to provide commercial loans to the business community to provide funds for such purposes as financing business equipment and acquiring commercial real estate. Our emphasis will be on loans secured by commercial real estate, rather than the riskier loans on receivables or business inventories. Commercial loans may be either short term (one year or less) or intermediate term in nature and may be secured, unsecured or partially secured. Maturities of loans will be structured in relation to the economic purpose of the loan, conforming to the anticipated source of repayment. Interest rates are expected to float and be tied to prime rate (Wall Street Journal) or other published indices with adjustment periods not to exceed five years. The basis upon which we will set the rate over prime will be based upon the risk of the loan, and the interest rates being offered in our primary service area. We will attempt to place floors and include pre-payment penalties whenever possible.

Term loans are those having an anticipated final maturity of more than one year from the initial funding date. Generally, commercial term loans extending more than 24 months will be made pursuant to formal written loan agreements with the borrower. Amortization schedules on term loans secured by collateral other than real estate will typically reflect a complete pay out within seven years of the funding date. Loans secured by commercial real estate will generally be amortized over 20-25 years, with five to seven year maturities. An occasional 15-year term loan may be made, based on cash flow, collateral or lease terms.

Demand notes may occasionally be utilized in connection with certain secured commercial loan transactions where the nature of the transaction suggests that such structure is clearly preferable; however, term notes will be utilized as a matter of routine. Demand loans will normally be secured with readily marketable collateral.

We will also consider the following types of loans, subject to the resources available to adequately monitor and service such loans:

•	Real estate development loans secured by first liens on the property where we are also providing construction and/or permanent financing;

•	Term loans secured by machinery and equipment (terms of such loans will be consistent with the purpose, cash flow capacity, and economic life of collateral); and

•	Credit lines for short-term working capital requirements.

All credit lines will be subject to an annual review and will generally carry a requirement for a 30 consecutive day (minimum) annual out-of-debt period.

Consumer Loans

Consumer loans will be provided to individuals for household, family and personal expenditures. Generally, small consumer loans will have a maturity of not longer than five years. The primary type of consumer lending will be for the financing of boats, recreational vehicles, and automobiles, home improvements and education. Loans to purchase more expensive boats or recreational vehicles may be made on more flexible terms based on down payments, credit worthiness and the competitive environment. Equity lines will generally have a 10-year maturity. We will establish a loan policy that provides specific guidance for the required terms of our underwriting credit criteria for each type of loan. We will make some unsecured loans, as well as loans secured by second mortgages on real estate and other collateral.

Deposits

We intend to aggressively compete for deposits in our market. Among the products offered will be business and personal checking accounts and savings accounts. We also plan to offer certificate of deposit products designed to attract certain customer groups in an effort to cross-sell other services, including loan products. While emphasis will also be placed on attracting certificate of deposits in the market area, the national market typically provides non-brokered Internet deposit at 10 basis points less than the Naples market. This can act as a funding source, at an even lower expense than attracting local deposits through branches and advertising. We do not, however, intend to obtain brokered deposits due to the higher transaction costs and interest expense associated with such deposits. The Board will establish limits for such deposits based on loan demand and our goal to serve the community.

Our goal is to attract people who will become permanent customers due to more responsive, more personalized, and faster service. Management understands that managing our cost of funds is critical to profitability and efforts will be made to garner as much non-interest or low cost deposits as possible.

A tiered money market/savings product will be offered whereby we will pay higher rates on higher deposit balances. We believe this deposit vehicle will allow us to compete with broker/dealer money market funds.

Our intent is to focus on relationship banking. The directors are aware that statistics show that customers are more profitable to a bank as the number of services they utilize increases and that the balance in each individual customer account increases as the total number of accounts in a relationship increases.

We also intend to offer limited cash management services, safe deposit boxes, travelers’ checks, direct deposit of payroll and Social Security checks, wire transfers, and automatic drafts. The past experience of certain members of the Boards is that these accounts and products are profitable when considering the entire potential customer relationship, which may include other deposit accounts, loan accounts, and sources of fee income.

The following is a list of products to be offered:

Deposit Products

•	Personal Checking Accounts

•	Business Checking Accounts

•	N.O.W. Accounts

•	Money Market Accounts

•	Regular Savings Accounts

•	Super Savings Accounts

•	Certificates of Deposit

Loan Products

•	Small Overdraft Lines of Credit

•	Auto Loans

•	Boat Loans

•	Consumer Loans

•	Home Equity Loans & Lines of Credit

•	Secondary Market Residential Loans

•	Home Improvement Loans

•	Commercial Mortgage Loans

•	Construction Loans

•	Commercial Loans

•	Loans Secured by Passbooks and Certificates of Deposits

Investments

At the commencement of our first year of operation, management anticipates that investment securities will compromise a substantial portion of our assets. Initially, we intend to invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States and obligations of agencies of the United States. In addition, we will enter into Federal Funds transactions with our principal correspondent banks and anticipate that we will primarily act as a net seller of such funds. The sale of Federal Funds will amount to a short-term loan from us to another bank, usually overnight.

Asset/Liability Management

It will be our objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash management, loan, investment, borrowing and capital policies. Designated officers will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which includes deposits of all categories made by individuals, partnerships and corporations. We will seek to invest the largest portion of our assets in commercial, consumer and real estate loans.

Our asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to our Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on our earnings.

Correspondent Banking

Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. We will be required to purchase correspondent services offered by larger banks, including check collections, purchase and sale of Federal Funds, securities safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to, or participations with, correspondent banks.

We anticipate that we will be selling loan participations to correspondent banks with respect to loans that exceed our lending limit.

Data Processing

We intend to sign a data processing servicing agreement with an outside service bureau. It is expected that this servicing agreement will provide us with a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment loan processing, payroll, central information file and ATM processing and investment portfolio accounting.

Employees

In our first year of operation, we anticipate that Partners Bank will have 16 individuals employed on a full-time basis, including three executive officers. Additional personnel will be hired as needed, including additional tellers and financial service representatives. We will also have at least two executive officers of Partners Financial Corporation, both of whom will also be bank employees.

Monetary Policies

The results of our operations will be affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in United States Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no accurate prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or our business and earnings.

TRANSACTIONS WITH RELATED PARTIES

It is anticipated that Partners Bank’s branch office will be owned by, and leased from, a limited liability company owned by some of our organizing directors. At this time, we do not know which directors will be affiliated with this entity, but the lease will be made on terms no less favorable to us than would be available from an unaffiliated lessor. In addition, we will obtain a lease appraisal to confirm that the terms of the lease are fair to us and consistent with what is prevailing in the market.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 9,000,000 shares of common stock, par value $0.01 per share, of which no shares are presently issued or outstanding, and 1,000,000 shares of preferred stock, of which 5,000 shares have been designated as Series A. Of these shares, 1,300 were issued in October 2004, and 650 were issued in January 2005, and are outstanding and owned by our 14 organizing directors.

Common Stock

The holders of common stock are entitled to elect members of Partners Financial Corporation’s Board of Directors and such holders are entitled to vote as one class on all matters required or permitted to be submitted to our shareholders. No holder of the common stock has preemptive rights with respect to the issuance of shares of that or any other class of stock, and the holders of common stock are entitled to one vote per share and are not entitled to cumulative voting rights with respect to the election of directors.

The holders of common stock are entitled to dividends or other distributions if, as and when declared by the Board of Directors out of legally available assets. Upon the liquidation, dissolution or winding up of Partners Financial Corporation, the holder of each share of common stock will be entitled to share equally in the distribution of our assets. The holders of common stock are not entitled to the benefit of any sinking fund provision. The shares of common stock are not subject to any redemption provisions, nor are they convertible into any other security or property of Partners Financial Corporation. All shares of common stock outstanding upon completion of this offering will be fully paid and nonassessable.

Warrants

In this offering, we will issue warrants to purchase one share of common stock at an exercise price of $10.00 per share. Investors will receive one warrant per every share purchased. The terms of the warrants are governed by the 2004 Warrant Plan included in this prospectus as Appendix A. The warrants will be exercisable for a three-year period immediately following Partners Bank opening for business. Our Board of Directors, however, may call the warrants upon 30 days written notice, after the bank has been open for at least one year, or upon a regulatory capital call. In addition, the Board may extend the term of the warrants for up to six additional months.

Upon adopting a Directors Warrant Plan as described on page 18, we will also issue additional warrants to our organizing directors as compensation for their risks they have taken and contributions they have made. These warrants will vest in a five equal annual installments, beginning on the date Partners Bank opens for business. They will have a five year term and will be non-transferable. These warrants will also be callable upon a regulatory capital call.

Preferred Stock

Our Articles of Incorporation also provide for the issuance of 1,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock in series and to fix the particular designation of, and the rights, preferences, privileges and restrictions granted to, and imposed upon, each series, all without further approval of our shareholders. We have issued 1,950 shares of Series A preferred stock to our directors (1,300 in October 2004 and 650 in January 2005). The proceeds are being used to fund some of our pre-opening expenses. These shares may be redeemed at any time for their purchase price of $100 per share, but the shares do not pay a mandatory dividend. The stock, however, does have a liquidation preference over our common stock, in the event of our liquidation or dissolution. We intend to redeem the preferred stock from the proceeds of this stock offering, regardless of whether we commence operations.

ANTI-TAKEOVER PROVISIONS

General. Florida law contains provisions designed to enhance the ability of our Board of Directors to respond to attempts to acquire control of Partners Financial Corporation. In addition, our Articles of Incorporation and Bylaws contain certain provisions that could defer or delay a change in control. These provisions may discourage takeover attempts which have not been approved by our Board of Directors. This could include takeover attempts that some shareholders would deem to be in their best interest. These anti-takeover provisions may:

•	Adversely affect the price that a potential purchaser would be willing to pay for your common stock;

•	Deprive you of the opportunity to obtain a takeover premium for your shares;

•	Make the removal of incumbent management more difficult;

•	Enable a minority of our directors and the holders of a minority of our common stock to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of shareholders; and

•	Potentially adversely affect the price you would be able to obtain for your securities.

Authorized but Unissued Capital Stock. The authorized but unissued shares of our common and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common and preferred stock may enable our Board of Directors to issue shares of stock to persons friendly to existing management. Although the Board of Directors has no intention at the present time of doing so, it could issue common stock or a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. The issuance of preferred stock with voting or conversion rights may adversely affect the voting power of our common shareholders. Our Board of Directors will make any determination to issue common or preferred shares based on its judgment as to the best interest of our company.

Control Share Acquisitions. We are subject to the Florida control share acquisition statute. This statute is designed to afford shareholders of public Florida corporations protection against acquisitions in which a person, entity or group seeks to gain voting control. With certain exceptions, the statute provides that amounts of shares acquired within certain specific ranges will not possess voting rights in the election of directors, unless the voting rights are approved by a majority vote of the corporation’s disinterested shares. Disinterested shares are shares not owned by the acquiring person or group, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are:

•	Acquisitions of shares possessing one-fifth or more but less than one-third of all voting power;

•	Acquisitions of shares possessing one-third or more but less than a majority of all voting power; or

•	Acquisitions of shares possessing a majority or more of all voting power.

Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Evaluation of Acquisition Proposals. Florida law and our Articles of Incorporation expressly permit our Board of Directors, when evaluating any proposed tender or exchange offer, any merger, consolation or sale of substantially all of the asset of Partners Financial Corporation, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal and economic effects on our employees, customers and suppliers, and on the communities and geographical areas in which we operate. Our Board of Directors believes that these provisions are in the long-term best interest of Partners Financial Corporation and our shareholders.

INDEMNIFICATION

Our Articles of Incorporation provide for the indemnification of directors, officers, employees and agents to the maximum extent permitted by Florida law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or of which any of our properties are subject; nor are there material proceedings known to us contemplated by any governmental authority; nor are there material proceedings known to us, pending or contemplated, in which any director, officer or affiliate or any proposed principal security holder of Partners Financial Corporation, or any associate of any of the foregoing is a party or has an interest adverse to ours.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock and warrants offered will be passed upon for us by Igler & Dougherty, P.A., 2457 Care Drive, Tallahassee, Florida 32308, our legal counsel.

EXPERTS

Our financial statements as of September 30, 2004, and for the period from February 11, 2004 (incorporation) to September 30, 2004, included elsewhere in the registration statement have been included in reliance upon the reports of Hacker, Johnson & Smith, P.A., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing matters.

ADDITIONAL INFORMATION

We will file annual, quarterly, and special reports, and other information with the Securities and Exchange Commission. This prospectus constitutes a part of a registration statement filed by us with the Securities and Exchange Commission. This prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and the related exhibits for further information with respect to us and the securities offered by this prospectus. Any statements in this prospectus concerning any exhibit are not necessarily complete and in such instances we refer you to the copy of the exhibit filed with the Securities and Exchange Commission. Each statement is qualified in its entirety by such reference.

You can obtain and copy the registration statement, including the exhibits, in person or by mail, by paying prescribed fees at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549, or at the Securities and Exchange Commission’s regional offices located at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov that contains reports and information statements that are filed electronically with the Securities and Exchange Commission.

I ndex to Financial Statements

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at December 31, 2004 (Unaudited) and September 30, 2004	F-3

Statements of Operations for the Period from February 11, 2004 (Date of Incorporation) to December 31, 2004 (Unaudited) and for the Period from February 11, 2004 (Date of Incorporation) to September 30, 2004

F-4

Statements of Stockholders’ Equity (Deficit) for the Period from February 11, 2004 (Date of Incorporation) to December 31, 2004 (Unaudited) and for the Period from February 11, 2004 (Date of Incorporation) to September 30, 2004

F-5

Statements of Cash Flows for the Period from February 11, 2004 (Date of Incorporation) to December 31, 2004 (Unaudited) and for the Period from February 11, 2004 (Date of Incorporation) to September 30, 2004

F-6

Notes to Financial Statements at December 31, 2004 (Unaudited) and September 30, 2004 and the Period from February 11, 2004 (Date of Incorporation) to December 31, 2004 (Unaudited) and for the Period from February 11, 2004 (Date of Incorporation) to September 30, 2004

F-7-F-8

Report of Independent Registered Public Accounting Firm

Partners Financial Corporation

Naples, Florida:

We have audited the accompanying balance sheet of Partners Financial Corporation (a development stage company) (the “Company”) as of September 30, 2004, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from February 11, 2004 (date of incorporation) to September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations and its cash flows for the period from February 11, 2004 (date of incorporation) to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

October 27, 2004

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Balance Sheets

	December 31, 2004	September, 30 2004
	(Unaudited)
Assets

Cash	$3,500	65,023
Equipment	8,700	4,446
Prepaid common stock offering costs	58,092	—
Deposits on property and equipment	157,479	—
Other assets	7,229	3,334

Total	$235,000	72,803

Liabilities and Stockholders’ Equity (Deficit)

Liabilities:
Accounts payable	23,000	—
Other liabilities	1,700	—
Note payable	201,000	—
Due to Organizers	—	130,000

Total liabilities	225,700	130,000

Commitments (Note 3)

Stockholders’ equity (deficit):
Preferred stock, no par value, 1,000,000 shares authorized, 1,300 shares issued and outstanding at December 31, 2004	130,000	—
Common stock, $.01 par value, 9,000,000 shares authorized, none issued or outstanding	—	—
Deficit accumulated during the development stage	(120,700)	(57,197)

Total stockholders’ equity (deficit)	9,300	(57,197)

Total	$235,000	72,803

See Accompanying Notes to Financial Statements.

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Statements of Operations

	Period from February 11, 2004 (Date of Incorporation) to December 31, 2004	Period from February 11, 2004 (Date of Incorporation) to September 30, 2004
	(Unaudited)
Organizational expenses	$120,700	57,197

Net loss accumulated during the development stage	$(120,700)	(57,197)

See Accompanying Notes to Financial Statements.

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

Period from February 11, 2004 (Date of Incorporation) to

December 31, 2004 (Unaudited) and Period from February 11, 2004

(Date of Incorporation) to September 30, 2004

	Preferred Stock	Common Stock	Deficit Accumulated During the Development Stage	Total Stockholders’ (Deficit) Equity
Balance at February 11, 2004	$—	—	—	—
Net loss accumulated during the development stage	—	—	(57,197)	(57,197)

Balance at September 30, 2004	$—	—	(57,197)	(57,197)

Balance at February 11, 2004	—	—	—	—
Issuance of preferred stock (unaudited)	130,000	—	—	130,000
Net loss accumulated during the development stage (unaudited)	—	—	(120,700)	(120,700)

Balance at December 31, 2004 (Unaudited)	$130,000	—	(120,700)	9,300

See Accompanying Notes to Financial Statements.

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Statements of Cash Flows

	Period from February 11, 2004 (Date of Incorporation) to December 31, 2004	Period from February 11, 2004 (Date of Incorporation) to September 30, 2004
	(Unaudited)
Cash flows used in organizational activities during the development stage:
Net loss accumulated during the development stage	$(120,700)	(57,197)
Increase in other assets	(7,229)	(3,334)
Increase in other liabilities	24,700	—

Cash flows used in organizational activities during the development stage	(103,229)	(60,531)

Cash flows from investing activities:
Purchase of equipment	(8,700)	(4,446)
Deposits on property and equipment	(157,479)	—

Net cash used in investing activities	(166,179)	(4,446)

Cash flows from financing activities:
Proceeds received from organizers	130,000	130,000
Proceeds from note payable	201,000	—
Payment of common stock offering costs	(58,092)	—

Net cash provided by financing activities	272,908	130,000

Net increase in cash	3,500	65,023
Cash at beginning of period	—	—

Cash at end of period	$3,500	65,023

Supplemental disclosures of cash flow information-Cash paid during period for:
Interest	$—	—

Income taxes	$—	—

Noncash transaction-Transfer of due to organizers to preferred stock	$130,000	—

See Accompanying Notes to Financial Statements.

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Notes to Financial Statements

At December 31, 2004 (Unaudited) and At September 30, 2004 and for the Period from February 11, 2004

(Date of Incorporation) to December 31, 2004 (Unaudited) and

for the Period from February 11, 2004 (Date of Incorporation) to September 30, 2004

(1) Summary of Significant Accounting Policies

General. Partners Financial Corporation (the “Company”) was incorporated on February 11, 2004 in the State of Florida. The Company plans to acquire 100% of the outstanding shares of Partners Bank (the “Bank”), which is planned to be chartered as a federal savings bank and located in Naples, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of December 31, 2004. Therefore, with the exception of organizational costs, which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of March 31.

Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Organization

On October 18, 2004, the Organizers of the Company filed applications for authority to become a thrift holding company and to organize a federally chartered savings bank with the Office of Thrift Supervision (“OTS”) and on October 19, 2004, the Organizers filed an application for federal deposit insurance with the Federal Deposit Insurance Corporation which was declared complete on January 28, 2005 (unaudited).

(3) Commitments

The Company has entered into a purchase agreement dated October 19, 2004 to purchase a parcel of land for $996,000 for which they have paid a $96,000 deposit (unaudited). The Bank intends to construct its main office at this location. The Company expects to close on the purchase of this property in the second quarter of 2005. The Company plans to purchase the parcel of land with the proceeds from the sale of common stock (see Note 5).

(continued)

PARTNERS FINANCIAL CORPORATION

(A Development Stage Company)

Notes to Financial Statements, Continued

(4) Note Payable

On October 11, 2004, the Company obtained a $300,000 line of credit from the Independent Bankers’ Bank of Florida, Lake Mary, Florida (unaudited). On November 15, 2004, the line of credit was increased to $500,000 (unaudited). The line bears interest at the prime rate minus one percent. It is unsecured, but guaranteed by the Company’s Organizers. At December 31, 2004, the balance of the line outstanding was $201,000.

(5) Sale of Common Shares and Warrants

The Company plans to offer a total of 1,500,000 shares of its common stock to the public. During the offering period 1,500,000 shares will be included in units with a unit consisting of one share of common stock and one warrant. Each warrant will entitle the holder thereof to purchase one share of additional common stock at $10. The price per unit is expected to be $10. A total of 1,500,000 units will be offered for sale. The warrants are exercisable during the 36 month period following the commencement of banking operations. After the sale of 1,500,000 units has been completed, up to 1,500,000 shares will be available to holders of the warrants. However there can be no assurance given that any of the warrants will be exercised. The Company expects to incur approximately $75,000 in offering costs relating to this sale.

The Company intends to adopt a directors warrant plan. This plan will only be adopted if the OTS consents. The exercise price of a warrant will be $10.00 per share. The warrant will vest over a two-year period and expire in three years (unaudited).

(6) Preferred Stock

The Organizers of the Company contributed $130,000 to the Company for organizational expenses incurred by the Company. At September 30, 2004, such contributions totaled $130,000. On October 14, 2004, the Company extinguished its $130,000 in debts due to its Organizers by issuing 1,300 shares of its Class A Preferred Stock (“Preferred Stock”) (unaudited). The Preferred Stock may be redeemed by the Company at any time for $100 per share and will only pay a dividend when and if declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights, but do have a liquidation preference in the event the Company is liquidated or dissolved.

On January 26, 2005 the Company sold an additional 650 shares of Class A Preferred Stock to the Organizers for $65,000 (unaudited).

APPENDIX A

PARTNERS FINANCIAL CORPORATION

2004 Warrant Plan

ARTICLE I

PURPOSE OF THE PLAN

The Board of Directors of Partners Financial Corporation (“Company”) has determined that it is in the best interests of the Company to issue Warrants to purchase the Company’s Common Stock in connection with the Company’s initial public offering of Common Stock. The Company proposes to issue up to 1,500,000 shares of Common Stock and Warrants to purchase Common Stock in Units. Units will contain one share of Common Stock and one Warrant. All Warrant holders are entitled to purchase one share of additional common Stock in exchange for each Warrant held. Therefore, the Board of Directors, in order to provide for the above, has adopted this Warrant Plan (“Plan”) on the date set forth herein.

ARTICLE II

SCOPE OF THE PLAN

Section 1. Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

a.	“Board” means the Board of Directors of the Company.

b.	“Call Date” means the date established by the Board upon which some or all of the Warrants must be exercised and exchanged for shares and if not so exercised and exchanged upon which such Warrants shall expire.

c.	“Common Stock” means the $0.01 par value common stock of the Company.

d.	“Expiration Date” shall be 5:00 p.m. on the third anniversary of Partners Bank opening for business, or 5:00 p.m. on the Call Date, whichever comes sooner.

e.	“Plan” means this Warrant Plan as adopted by the Board as set forth herein and as amended from time to time.

f.	“Warrant” means the right to purchase additional shares of Common Stock.

g.	“Warrant Certificate” means the evidence of ownership of Warrants, as executed and issued by the Company.

Section 2. Warrants. There are hereby authorized 1,500,000 Warrants. Each Warrant shall be redeemable for one share of Common Stock. Warrants shall be included only in Units offered by the Company in its initial stock offering. Any Warrants not issued in connection with the initial stock offering shall automatically expire. Warrants may be called by the Board at anytime after their one year anniversary.

Section 3. Call and Extension Options. The Board may call some or all of the Warrants issued and outstanding anytime after the expiration of a one-year period following the opening of Partners Bank. In addition, the Board shall call such amount of Warrants as are mandated by a formal capital call issued by one of Partners Bank’s federal regulators. Warrants may be called on a pro-rata basis, or in their entirety, from all Warrant holders. If such action is taken by the Board, each Warrant holder shall be given written notice thereof and shall have 30 days from the date of such notice to present to the Company the Warrants so called, along with payment therefore as required in Section 10 herein. Warrants not presented for exchange during this period shall expire at 5:00 p.m. on the 30th day following the date of such notice.

In addition, prior to the Expiration Date, the Board may extend the term of the Warrants for up to six additional months.

Section 4. Form of Warrants. The certificates evidencing the Warrants (the “Warrant Certificates”) shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with provisions of this Plan, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase, in whole share amounts only, one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at $10.00 per share.

Section 5. Issuance of Warrants. The Warrant Certificates when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by any two of the following persons: its Chairman of the Board, Chief Executive Officer, President, or Secretary under its corporate seal, if any. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants.

Section 6. Registration of Warrant Certificates; Registered Owners. The Company shall maintain or cause to be maintained books for registration of ownership and transfer of ownership of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 7. Registration of Transfers and Exchanges; Transfer Restriction. Subject to the restrictions described below, the Company shall transfer from time to time, any outstanding Warrants upon the books to be maintained by the Company for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed and accompanied by a Common Stock Certificate evidencing an equal number of shares to be transferred, to the Company, at its office in Naples, Florida at any time prior to the Expiration Date. Upon receipt of a Warrant Certificate, with the Form of

Assignment duly completed and executed, the Company shall promptly deliver a Warrant Certificate or Certificates representing an equal aggregate full number of Warrants to the transferee; provided, however, in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Company in addition shall promptly deliver to such registered holder a new Warrant Certificate or Certificates for the full number of Warrants not so transferred.

Subject to Section 9 hereof, any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for Warrant Certificates of different denominations (subject to a minimum denomination of 100 Warrants), of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly completed and executed, on or prior to the Expiration Date.

In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

Section 8. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, receipt by the Company of indemnity or security reasonably satisfactory to it, and reimbursement to it of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.

Section 9. Payment of Taxes. With respect to any Warrant, the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax if any, or shall have established to the satisfaction of the Company that such tax if required, has been paid.

Section 10. Exercise, Purchase Price and Duration of Warrants. Subject to the provisions of this Warrant Plan, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder), one fully paid and non-assessable share of Common Stock for each Warrant at the initial exercise price of $10.00 per share (subject to adjustment as provided in Section 12 hereof) upon the surrender of the Warrant Certificate evidencing such Warrants on any business day prior to 5:00 p.m. on the Expiration Date, with the Form of Election to Exercise on the reverse thereof duly completed and executed, and payment of the Exercise Price in lawful money of the United States of America in cash or by cashiers’ or certified check payable to the Company. Exercised Warrants shall only be accepted from residents of states where the corporation has registered its securities or where an exemption from registration is available to the Company. The exercise price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 12 and, as initially established or as so adjusted, and are referred to herein as the “Exercise Price” and the “Shares,” respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than 100 shares. In the event that fewer than all Warrants evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date a new Warrant Certificate will be issued for the Warrants not so exercised.

No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant.

No fractional shares of Common Stock shall be issued upon exercise of a Warrant, but, in lieu thereof, there shall be paid to the registered holder of the Warrant Certificate evidencing such Warrant or other person designated on the Form of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a share to which such Warrant related. For such purpose, the current market value of a share of Common Stock shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.

Subject to Section 9 hereof, upon surrender of a Warrant Certificate, with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrants tendered for exercise. Shares shall be deemed to have been issued, and any person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant Certificate shall occur within any period during which the transfer books for the Company’s Common Stock are closed for any purpose, such person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening of said transfer books, and certificates representing such Shares shall not be issuable until such day.

Section 11. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants.

The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable.

Section 12. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the Company shall (i) declare a dividend on the Common Stock payable in shares of common stock, (ii) subdivide the outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustments shall be made by the Company successively whenever any event listed above shall occur.

Section 13. Notices to Warrant Holders. Upon any adjustment to the Exercise Price pursuant to Section 10 hereof, the Company within twenty calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first-class mail, postage prepaid. Where appropriate, the notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Plan.

Section 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants. Other amendments to this Agreement may be approved by a vote of at least 66 percent of the Company’s shares.

Section 15. Governing Law. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

Section 16. Benefits of This Plan. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

EXHIBIT A

Warrant Certificate

SUBJECT TO CALL

WARRANT CERTIFICATE FOR PURCHASE OF

COMMON STOCK OF PARTNERS FINANCIAL CORPORATION

(See Reverse Side for Summary of Terms of Warrant Plan)

THIS CERTIFIES THAT, for value received,                                                      , or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, at any time after the date hereof and prior to the Expiration Date (as herein defined), one share of Common Stock, par value $0.01 per share (“Shares”), of Partners Financial Corporation, a Florida corporation (“Company”) at $10.00 per share (“Exercise Price”) payable in cash, or by cashier’s check or other official bank check, payable to the Company. Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the Form of Election to Exercise on the reverse hereof duly completed and executed, together with payment of the Exercise Price at the office of the Company or its duly appointed agent.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of the Company’s 2004 Warrant Plan (“Warrant Plan”), to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

Copies of the Warrant Plan are available for inspection at the Company’s office, or may be obtained upon written request addressed to the Secretary, Partners Financial Corporation,                                     , Naples, Florida 3410_. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make cash adjustments on the basis of the current market value of any fractional interest as provided in the Warrant Plan.

The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. on the third anniversary of Partners Bank opening for business, or sooner if called by the Board of Directors pursuant to the Warrant Plan. The day and time of expiration is referred to herein as the “Expiration Date.” Exercised Warrants shall only be accepted from states where the Company’s securities are registered or where an exemption from registration is available to the Company.

IN WITNESS WHEREOF, Partners Financial Corporation has caused this Certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:

President	Chairman of the Board of Directors

Summary of Terms of Warrant Plan

The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the “Exercise Price”). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m. on the third anniversary of Partners Bank opening for business, or sooner if called in accordance with the Warrant Plan.

In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised.

No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a share.

The Company may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders or to receive dividends or subscription rights or otherwise.

Warrants are callable any time after the expiration of a 12-month period following the opening of Partners Bank or upon a capital call of one of Partners Bank’s federal regulators.

Upon surrender of this Warrant Certificate with the form of Assignment below duly completed and executed, a new Warrant Certificate or Certificates representing the Warrants represented by this Warrant Certificate will be issued to the transferee; provided, however, that if the registered holder of this Warrant Certificate elects to transfer fewer than all Warrants represented by this Warrant Certificate, a new Warrant Certificate for the Warrants not so transferred will be issued to such registered holder. This Warrant Certificate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged.

In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

[Form of Assignment]

For value received                              hereby sells, assigns and transfers unto                              this Warrant Certificate and all right, title and interest therein, and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint                          attorney, to transfer said Warrant represented by Warrant Certificate number                  on the books of the Company with full power of substitution in the premises.

Dated:

Signature:

NOTE: The above signature must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

[Form Of Election To Exercise]

The undersigned hereby irrevocably elects to exercise                  Warrants evidenced by this Warrant Certificate, to purchase                  full shares of the Common Stock of the Company (“Shares”) and herewith tenders payment for such Shares in the amount of $             in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction.

Dated:

Social Security Number:
Name of Registered holder of Warrant (Please Print):
Address (Please Print):
Signature:

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.

Signature Guaranteed:

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery or of any sale of our common stock.

TABLE OF CONTENTS:

1,500,000 Units

[LOGO]

Consisting of Shares of Common Stock and Warrants to Purchase Common Stock

PROSPECTUS

March 18, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24: Indemnification of Directors and Officers

The Company’s Articles of Incorporation provide that the Company shall indemnify its directors, employees, and agents to the fullest extent permitted by Florida law.

Under Florida law, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, unless the breach of or failure to perform those duties constitutes:

•	a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the director received an improper personal benefit;

•	an unlawful corporate distribution;

•	an act or omission which involves a conscious disregard for the best interests of the Company or which involves willful misconduct; or

•	an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 25: Other Expenses of Issuance and Distribution

The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission.

SEC Registration Fees	$3,801
Legal Fees and Expenses	55,000
Accounting Fees	1,500
Printing Expenses	5,000
Miscellaneous	9,699

Total	$75,000

Item 26: Recent Sales of Unregistered Securities.

On October 14, 2004, and January 26, 2004, the Company issued 1,300 and 650 shares, respectively, of its Class A Preferred Stock to its directors and directors of the Bank. The shares were issued in consideration of the cancellation of $100 of debt, per share issued, which was owed by the Company to those individuals. The shares were sold in a private placement offering under Section 4(2) of the Securities Act of 1933.

Item 27: Exhibits and Financial Statement Schedules

The following exhibits are filed with the Securities and Exchange Commission and are incorporated by reference into this Registration Statement. The Exhibits denominated with an (a) were filed with the Company’s Form SB-2 which was filed with the Securities and Exchange Committee on October 29, 2004, and the Exhibits denominated with a (b) were filed with the Company’s Pre-Effective Amendment Number three to Form SB-2 which was filed with the Securities and Exchange Commission on January 27, 2005.

Exhibit Number	Description of Exhibit
(a) 3.1	Articles of Incorporation

(a) 3.2	Bylaws

(a) 4.1	Specimen Common Stock Certificate

4.2	2004 Warrant Plan – included in Prospectus as Appendix A

4.3	Form of Proposed Directors Warrant Plan

(a) 5.1	Opinion of Igler & Dougherty, P.A.

(b) 10.1	Form of Proposed Escrow Agreement

(a) 10.2	Sales Contract for Main Office

(a) 23.1	Consent of Igler & Dougherty, P.A. - included in Opinion - See Exhibit 5.1

23.2	Consent of Hacker, Johnson & Smith PA

(a) 24.1	Power of Attorney - included in Signature Page of Registration Statement

(a) 99.1	Stock Order Form

Item 28. Undertakings.

The Registrant hereby undertakes that:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(2) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3) For the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(B)(1), or (4) or 497(h) under the Securities Act (§§ 230.424(b)(1),(4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(5) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(6) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment Number Three to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Naples, State of Florida on February 25, 2005.

PARTNERS FINANCIAL CORPORATION

Date: March 15, 2005	By:	/s/ James S. Weaver
James S. Weaver,
President and Principal Executive Officer

Date: March 15, 2005	By:	/s/ Charles T. DeBilio
Charles T. DeBilio
Principal Accounting Officer and Controller

In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment Number Two to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
* /s/ Charles T. DeBilio Ralph Abercia	Director	March 15, 2005

* /s/ Charles T. DeBilio James Boughton	Director	March 15, 2005

* /s/ Charles T. DeBilio Jerome J. Bushman	Director	March 15, 2005

* /s/ Charles T. DeBilio Jack J. Crifasi, Jr.	Director	March 15, 2005

* /s/ Charles T. DeBilio Howard Crossman	Director	March 15, 2005

* /s/ Charles T. DeBilio John M. DeAngelis	Director	March 15, 2005

* /s/ Charles T. DeBilio Sam F. Hamra	Director	March 15, 2005

* /s/ Charles T. DeBilio John V. Hoey, III	Director	March 15, 2005

* /s/ Charles T. DeBilio John D. Huber	Director	March 15, 2005

* /s/ Charles T. DeBilio Samuel J. Saad, Jr.	Director	March 15, 2005

* /s/ Charles T. DeBilio Steven M. Watt	Director	March 15, 2005

/s/ James S. Weaver James S. Weaver	President, CEO, & Director	March 15, 2005

* /s/ Charles T. DeBilio David R. White	Director	March 15, 2005

* /s/ Charles T. DeBilio John G. Wolf	Chairman of the Board & Director	March 15, 2005

*	Pursuant to Power of Attorney filed October 29, 2004, authorizing James S. Weaver and Charles T. DeBilio, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement File No. 333-120068